Exhibit 99-1

CONFORMED COPY

Dated 3 July 2003

CAIXA FINANCE B.V.

as Issuer

and

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA

“LA CAIXA”

as Guarantor

and

CITIBANK, N.A.

as Fiscal and Principal Exchange Agent and Calculation Agent

and

DEXIA BANQUE INTERNATIONALE À

LUXEMBOURG, SOCIÉTÉ ANONYME

as Paying and Exchange Agent

AGENCY AGREEMENT

relating to

€847,600,000

0.25 per cent. Guaranteed Exchangeable Bonds due 2006

guaranteed by Caixa d’Estalvis I Pensions de Barcelona “la Caixa”

and exchangeable into ordinary shares of Endesa, S.A.

Linklaters

This Agreement is made on 3 July 2003 between:

(1)	CAIXA FINANCE B.V. (the “Issuer”) whose registered office is at Koningslaan 34, 1075 AD Amsterdam, The Netherlands

(2)	CAIXA D’ESTALVIS I PENSIONS DE BARCELONA (the “Guarantor”) whose registered office is at Avenida Diagonal 621-629, 08028 Barcelona, Spain

(3)	CITIBANK, N.A. acting through its office a5 Carmelite Street, London EC4Y OPA, United Kingdom as the fiscal and principal exchange agent for the Bonds described below (the “Fiscal and Principal Exchange Agent” which expression shall wherever the context so admits include any successor fiscal and principal exchange agent for the time being so appointed) and

(4)	DEXIA BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME acting through its office at 69 route d’Esch, L-2953 Luxembourg as the paying and exchange agent (the “Paying and Exchange Agent” and together with the Fiscal and Principal Exchange Agent, the “Agents”, which expression shall wherever the context so admits include any successor or additional paying and exchange agents and, unless the context otherwise requires, include the Fiscal and Principal Exchange Agent).

Whereas:

(A)	The Issuer proposes to issue 0.25 per cent. Guaranteed Exchangeable Bonds due 2006 in an aggregate principal amount of €847,600,000 exchangeable for ordinary shares of Endesa S.A. guaranteed by Caixa d’Estalvis i Pensions de Barcelona “la Caixa”.

(B)	The definitive Bonds for which the Global Bond referred to below may be exchanged (in limited circumstances and subject to its provisions) will be in bearer form in the denomination €50,000 each with Coupons attached.

1.	Interpretation

1.1	Definitions: In this Agreement:

“Agents” means the Fiscal and Principal Exchange Agent, the Calculation Agent and the Paying and Exchange Agents or any of them and shall include such other Agent or Agents as may be appointed from time to time hereunder;

“Bonds” means the 0.25 per cent. Guaranteed Exchangeable Bonds due 2006 in an aggregate principal amount of €847,600,000 exchangeable for ordinary shares of Endesa, S.A. guaranteed by Caixa d’Estalvis i Pensions de Barcelona “la Caixa” and (except in Clause 3) includes the temporary Global Bond and the permanent Global Bond;

“Business Day” has the Meaning set out in the Conditions;

“Calculation Agent” means Citibank, N.A. as Calculation Agent such other Calculation Agent in respect of the Bonds appointed from time to time under this Agreement;

“Cash Value” means a cash payment in lieu of Ordinary Shares as set out in Condition 6.5;

“Conditions” means the terms and conditions set out in Schedule 3 as modified, with respect to any Bonds represented by the permanent Global Bond, by the provisions of the permanent Global Bond and any reference to a particularly numbered Condition shall be construed accordingly;

“Coupons” means the coupons relating to the Bonds in definitive form;

“Extraordinary Resolution” has the meaning set out in Schedule 4;

“Ordinary Shares” means the ordinary shares of Endesa, S.A. with a par value of €1.20;

“outstanding” means, in relation to the Bonds, all the Bonds issued and Coupons relating thereto except (a) those which have been redeemed or exchanged for Ordinary Shares in accordance with the Conditions, (b) those in respect of which the date for redemption in full has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the Fiscal and Principal Exchange Agent as provided in this Agreement and remain available for payment against presentation and surrender of Bonds and/or Coupons, as the case may be, (c) those in respect of which claims have become void, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Bonds which have been surrendered or cancelled and in respect of which replacement Bonds have been issued pursuant to the Conditions, (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to the Conditions, and (g) the temporary Global Bond to the extent that it shall have been exchanged for the permanent Global Bond pursuant to its provisions and the permanent Global Bond to the extent that it shall have been exchanged for definitive Bonds pursuant to its provisions; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders and (2) the determination of how many Bonds are outstanding for the purposes of Schedule 4 those Bonds which are held by, or are held on behalf of, the Issuer, the Guarantor or any of its Subsidiaries and not cancelled shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“permanent Global Bond” means the permanent global bond which will represent Bonds, or some of them, after exchange of the temporary Global Bond, or a portion of it, substantially in the form set out in Part 2 of Schedule 2;

“temporary Global Bond” means the temporary global bond which will represent the Bonds on issue and which will be in substantially the form set out in Part 1 of Schedule 2.

1.2	Construction of Certain References:

References to:

1.2.1	other capitalised terms not defined in this Agreement are to those terms as defined in the Conditions;

1.2.2	Interest shall be construed in accordance with Condition 2 and shall include any additional amounts payable pursuant to that Condition; and

1.2.3	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof.

1.3	Headings: Headings shall be ignored in construing this Agreement.

1.4	Contracts: References in this Agreement to this Agreement or any other document are to this Agreement or those documents as amended, supplemented or replaced from time to time in relation to the Bonds and include any document which amends, supplements or replaces them.

1.5	Schedules: The Schedules are part of this Agreement and have effect accordingly.

2.	Appointment

2.1	Each of the Guarantor on the terms of this Agreement and subject to the Conditions, appoints, Citibank, N.A. as Fiscal and Principal Exchange Agent, and Calculation Agent and DEXIA Banque Internationale à Luxembourg, société anonyme as Paying and Exchange Agent in respect of the Bonds in each case at its specified office or offices and Citibank, N.A. and DEXIA Banque Internationale à Luxembourg, société anonyme accept each such appointment.

2.2	Except in Clause 15, references to the Agents are to them acting solely through their respective specified offices referred to in the Bonds. Each Agent shall only perform the duties set out specifically in the Conditions and this Agreement and any duties necessarily incidental to them and no other implied duties or obligations shall be read into the Conditions or this Agreement. The obligations of the Agents are several and not joint.

3.	Form of the Bonds

3.1

The temporary Global Bond and the permanent Global Bond: The Bonds will initially be represented by the temporary Global Bond in the principal amount of €847,600,000. Interests in the temporary Global Bond will be exchangeable for interests in the permanent Global Bond as set out in the temporary Global Bond. The permanent Global Bond will be exchangeable for definitive Bonds in the limited circumstances set out in the permanent Global Bond. Immediately before issue, the Issuer shall deliver to the Fiscal and Principal Exchange Agent, and the Fiscal and Principal Exchange Agent (or its agent on its behalf) shall complete and authenticate, the duly executed temporary Global Bond (with the guarantee of the Guarantor duly executed) and the duly executed permanent Global Bond (with the guarantee of the Guarantor duly executed). The Fiscal and Principal Exchange Agent shall then deliver the temporary Global Bond and the permanent Global Bond to a depository common to Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

3.2	The definitive Bonds: If so required, the Bonds and the Coupons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 1. Bonds will be enfaced with the guarantee of the Guarantor and endorsed with the Conditions.

3.3	Signature: The temporary Global Bond, the permanent Global Bond, the Bonds and the Coupons will be signed manually or in facsimile by an authorised signatory of the Issuer and the guarantees of the Guarantor will be signed manually or in facsimile by an authorised signatory of the Guarantor. The Issuer and the Guarantor may use the facsimile signature of any person who at the date of this Agreement is an authorised signatory of the Issuer or, as the case may be, the Guarantor, even if at the time of issue of any Bonds or Coupons he no longer is so authorised. Bonds and/or Coupons and/or guarantees so executed will be binding and valid obligations of the Issuer or, as the case may be, the Guarantor.

3.4	Exchange of temporary Global Bond for permanent Global Bond: On and after the Exchange Date (as defined in the temporary Global Bond), the Fiscal and Principal Exchange Agent shall, on presentation to it or its order of the temporary Global Bond and the permanent Global Bond, procure the exchange of interests in the temporary Global Bond for interests of an equal principal amount in the permanent Global Bond in accordance with the temporary Global Bond. On exchange in full of the temporary Global Bond the Fiscal and Principal Exchange Agent shall cancel it.

3.5	Exchange of permanent Global Bond:

3.5.1	Notification of request for definitive Bonds: The Fiscal and Principal Exchange Agent, on receiving notice in accordance with the terms of the permanent Global Bond that its holder requires to exchange the permanent Global Bond, or an interest in it, for definitive Bonds, shall forthwith notify the Issuer of such request.

3.5.2

Authentication and exchange: At least 14 days before any Exchange Date (as defined in the permanent Global Bond), the Issuer will deliver or procure the delivery of definitive Bonds in an aggregate principal amount equal to the outstanding principal amount of the permanent Global Bond or such lesser interest in the permanent Global Bond which is be exchanged to or to the order of the Fiscal and Principal Exchange Agent. Such definitive Bonds shall have attached all Coupons in respect of interest which has not already been paid against presentation of the permanent Global Bond. The Fiscal and Principal Exchange Agent (or its agent on its behalf) shall arrange for such definitive Bonds to be authenticated by means of affixing the appropriate embossed stamp on the face of each definitive Bond and shall make such definitive Bonds and the Coupons available for exchange against the permanent Global Bond in accordance with the permanent Global Bond. If the permanent Global Bond is not to be exchanged in full, the Fiscal and Principal Exchange Agent shall endorse, or procure the endorsement of, a memorandum of the principal amount of the Global Bond exchanged in the appropriate schedule to the permanent Global Bond and shall return the permanent Global Bond to the bearer. On exchange in full of the permanent Global Bond the Fiscal and Principal Exchange Agent shall cancel it and, if so requested by the bearer, return it to the bear1r.

4.	Payment

4.1	Payment to the Fiscal and Principal Exchange Agent: The Issuer, failing whom the Guaranty shall, on each date on which any payment in respect of the Bonds becomes due, or such earlier time as may be determined by the Fiscal and Principal Exchange Agent in its absolute discretion, transfer to the Fiscal and Principal Exchange Agent such amount as may required for the purposes of such payment. In this Clause, the date on which a payment in respect of the Bonds becomes due means the first date on which the holder of a Bond or Coupon could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a business day in any particular place of presentation. If the Fiscal and Principal Exchange Agent determines in its absolute discretion that payment in accordance with this Clause 4.1 is required to be made earlier, it will provide the Issuer with no less than 21 days’ prior notice in writing of such requirement.

4.2	Pre-advice of Payment: The Issuer shall procure that the bank through which the payment to the Fiscal and Principal Exchange Agent required by sub-Clause 4.1 is to be made shall irrevocably confirm to the Fiscal and Principal Exchange Agent by tested telex or authenticated SWIFT message no later than 3:00 p.m. (local time in the city of the Fiscal and Principal Exchange Agent’s specified office) on the second Business Day before the due date for any such payment that it will make such payment.

4.3	Notification of Failure to Pre-advise Payment: The Fiscal and Principal Exchange Agent shall forthwith (and, in any event, no later than 24 hours after the time specified in sub-Clause 4.2) notify by fax each of the other Paying and Exchange Agents and the Issuer and the Guarantor if it has not received the confirmation referred to in sub-Clause 4.2 by the time specified for its receipt, unless it is satisfied that it will receive the amount referred to in sub-Clause 4.1.

4.4

Payment by Agents: Unless they receive a notification from the Fiscal and Principal Exchange Agent under sub-Clause 4.3 and subject as provided in sub-Clause 4.7, each of the Paying and Exchange Agents shall, subject to and in accordance with the

Conditions, pay or cause to be paid on behalf of the Issuer of the Guarantor on and after each due date therefor the amounts due in respect of the Bonds and Coupons and shall be entitled to claim any amounts so paid from the Fiscal and Principal Exchange Agent. However, the Paying and Exchange Agents shall not be bound to make any payment until they are satisfied that they have received full payment from the Issuer, failing whom, the Guarantor.

4.5	Notification of Non-payment: The Fiscal and Principal Exchange Agent shall forthwith notify by fax each of the other Paying and Exchange Agents, the Issuer and the Guarantor if it has not received the amount referred to sub-Clause 4.1 by the time specified for its receipt, unless it is satisfied that it will receive such amount or it has already notified such persons pursuant to sub-Clause 4.3.

4.6	Payment after Failure to Pre-advise or Late Payment: The Fiscal and Principal Exchange Agent shall forthwith notify by fax each of the other Paying and Exchange Agents, the Issuer and the Guarantor if at any time following the giving of a notice by the Fiscal and Principal Exchange Agent under sub-Clauses 4.3 or 4.5 either any payment provided for in sub-Clause 4.1 is made on or after its due date but otherwise in accordance with this Agreement or the Fiscal and Principal Exchange Agent is satisfied that it will receive such payment.

4.7	Suspension of Payment by Agents: Upon receipt of a notice from the Fiscal and Principal Exchange Agent under sub-Clause 4.3, no Paying and Exchange Agent shall make any payment in accordance with sub-Clause 4.4. Upon receipt of a notice from the Fiscal and Principal Exchange Agent under sub-Clause 4.5, each Paying and Exchange Agent shall cease making payments in accordance with sub-Clause 4.4 as soon as is reasonably practicable. Upon receipt of a notice from the Fiscal and Principal Exchange Agent under sub-Clause 4.6, each Paying and Exchange Agent shall make, or shall recommence making, payments in accordance with sub-Clause 4.4.

4.8	Reimbursements of Agents: The Fiscal and Principal Exchange Agent shall on demand promptly reimburse each Paying and Exchange Agent for payments in respect of the Bonds and Coupons properly made by it in accordance with the Conditions and this Agreement.

4.9	Method of payment to Fiscal and Principal Exchange Agent: All sums payable to the Fiscal and Principal Exchange Agent hereunder shall be paid in Euro and in immediately available or same day funds to such account with such bank in the Eurozone as the Fiscal and Principal Exchange Agent may from time to time notify to the Issuer and the Guarantor.

4.10

Moneys held by Fiscal and Principal Exchange Agent: The Fiscal and Principal Exchange Agent may deal with moneys paid to it under this Agreement in the same as other moneys paid to it as a banker by its customers except that (1) it may not exercise any lien, right of set-off or similar claim in respect of them (2) save as otherwise agreed between the Fiscal and Principal Exchange Agent and the Issuer it shall not be liable to anyone for interest on any sums held by it under this Agreement and (3) moneys held by it need not be segregated except as required by law.

4.11	Partial Payments: If on presentation of a Bond or Coupon only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Paying and Exchange Agent to whom it is presented shall procure that it is enfaced with a memorandum of the amount paid and the date of payment and shall return it to the person who presented it.

4.12	Interest: If the Fiscal and Principal Exchange Agent pays out any amount due in respect of the Bonds in accordance with the Conditions or due in accordance with sub-Clause 4.8 before receipt of the amount due under sub-Clause 4.1, the Issuer shall on demand reimburse the Fiscal and Principal Exchange Agent for the relevant amount and pay interest to the Fiscal and Principal Exchange Agent such amount that is outstanding from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the lowest cost to the Fiscal and Principal Exchange Agent of funding the amount paid out, as reasonably determined and certified by the Fiscal and Principal Exchange Agent and expressed as a rate per annum. Such interest shall be compounded daily.

4.13	Void Global Bond: If either the temporary Global Bond or the permanent Global Bond becomes void (in whole or in part) in accordance with its terms after the occurrences of an Event of Default, the Fiscal and Principal Exchange Agent shall promptly notify the Paying and Exchange Agents and, after such notice has been given, no payment shall be made by them in respect of that Bond to the extent that it has become void.

5.	Repayment

If claims in respect of any principal or interest become void under the Conditions, the Fiscal and Principal Exchange Agent shall forthwith repay to the issuer the amount which would have been due if presentations for payment had been made before such claims became void. Subject to Clause 15, the Fiscal and Principal Exchange Agent shall not however be otherwise required or entitled to repay any sums received by it under this Agreement.

6.	Exchange

6.1	The Paying and Exchange Agents agree to make available, and promptly upon request provide to the Bondholders, Exchange Notices in the form sat out in Schedule 5 in accordance with Condition 6 and at the same time to notify each Bondholder of (i) the Exchange Expenses which may be payable in respect of the Bonds of such holder in accordance with Condition 6 and (ii) the details of the account into which such Exchange Expenses should be paid.

6.2	In respect of a valid Exchange Notice, the relevant Paying and Exchange Agent shall promptly upon receipt of such Exchange Notice from the Bondholder in the form set out in Schedule 6:

6.2.1	notify the Issuer, the Guarantor and the Fiscal and Principal Exchange Agent (where such Exchange Notice is delivered to another Paying and Exchange Agent) by 10.00 a.m. (London time) on the day after such notice is delivered or deemed to be delivered, in accordance with the Conditions, of the details of all Bonds subject to such Exchange Notice, the amount of any Exchange Expenses in respect thereof, the contents of Notices received by it (including all relevant details specified therein) and the Exchange Date or where the Bonds are in global form, a notification via the relevant clearing system including all details and certifications required by the Exchange Notice;

6.2.2	pay any received Exchange Expenses into such account as may be specified by the Issuer and in accordance with the instructions of the Issuer; and

6.2.3	carry out such other acts as may be necessary to give effect to the Conditions.

6.3	The Issuer shall (not later than 2 Business Days prior to the relevant transfer) arrange for the transfer of the relevant number of Ordinary Shares held by or on behalf of the Issuer (or its nominee) or the Cash Value in accordance with the instructions contained in the Exchange Notice and procure that the relevant Ordinary Shares are delivered, or the Cash Value is transferred, at the risk and expense of the relevant Bondholder to or to the order of the Bondholder to such account in Clearstream, Luxembourg or Euroclear as the relevant Bondholder has specified in the relevant Exchange Notice on the Settlement Date, subject to the retailed provisions of Condition 6.

6.4	Any determination as to whether an Exchange Notice has been properly and completely delivered as provided in the Conditions shall be made by (i) the Paying and Exchange Agent to whom such Exchange Notice is presented, after consultation with the Fiscal and Principal Exchange Agent, if the Bonds are represented by the permanent Global Bond; or (ii) by the Fiscal and Principal Exchange Agent if the Bonds are represented by definitive Bonds and shall be conclusive and binding on the Issuer and the relevant Bondholder.

7.	Duties of Calculation Agent

7.1

The Calculation Agent will perform the duties expressed to be performed by it in the Conditions including without limitation the calculation of any adjustment to the Exchange Price in accordance with Conditions 6. As soon as practicable on such date as the Conditions may require any amount to be calculated, any quote to be obtained or any determination or calculation to be made by the Calculation Agent, the Calculation Agent will calculate such amount, obtain such quote and/or make such determination or calculation, as the case may be, and cause any such amount, to be notified to any other calculation agent for the Bonds, the Fiscal and Principal Exchange Agent and the Issuer as soon as possible after their determination but in no event later than the fourth relevant Business Day thereafter. In performing its duties under this Clause, the Calculation Agent shall obtain relevant quotes from appropriate banks or reference agents and/or obtain information from such other sources as are specified in the Conditions or, failing which, as the Calculation Agent shall deem appropriate. The

Calculation Agent will not be liable in respect of anything done or omitted to be done in good faith in reliance on such quotes and/or information.

7.2	Notification of Failure to Make Determination: If the Calculation Agent at any material time does not determine the relevant amount, obtain any quote, or make any other determination or calculation which it is required to make pursuant to the Conditions, it shall forthwith notify the Issuer.

7.3	Calculations Binding: The determination by the Calculation Agent of any amount or of any state of affairs, circumstance, event or other matter, or the formation of any opinion or the exercise of any discretion required or permitted to be determined, formed or exercised by the Calculation Agent under this Agreement shall (in the absence of manifest error) be final and binding on the Issuer, the Guarantor and the relevant Bondholders.

8.	Early Redemption

8.1	Notice of Redemption: If the issuer intends to redeem ail of the Bonds under Condition 3 before their stated maturity date it shall, at least 14 days before the latest date for the publication of the notice of redemption required to be given to Bondholders, give notice of its intention to the Fiscal and Principal Exchange Agent stating the date on which such Bonds are to be redeemed.

8.2	Redemption Notice: The Fiscal and Principal Exchange Agent shall publish the notice required in connection with such redemption. Such notice shall specify the date fixed for redemption and the manner in which redemption will be effected.

9.	Cancellation, Destruction and Records

9.1	Cancellation by Paying and Exchange Agents: All Bonds which are redeemed or exchanged (together with such unmatured Coupons as are attached to or are surrendered with them at the time of such redemption or exchange), and all Coupons which are paid, shall be cancelled forthwith by the Paying and Exchange Agent by or through which they are redeemed, exchanged or paid. Such Paying and Exchange Agents shall send to the Fiscal and Principal Exchange Agent the details required by the Fiscal and Principal Exchange Agent for the purposes of this Clause and the cancelled Bonds and Coupons.

9.2	Cancellation by Issuer: If the Issuer or the Guarantor or any of their respective affiliates purchases any Bonds or Coupons which in accordance with the Conditions are to be cancelled after such purchase, the Issuer or, as the case may be, the Guarantor shall procure their cancellation and send them (if in definitive form) to the Fiscal and Principal Exchange Agent.

9.3

Certification of Payment Details: The Fiscal and Principal Exchange Agent shall, on request after any such redemption, exchange or payment, send to the Issuer and the Guarantor a certificate stating (1) the aggregate principal amount of Bonds which have been redeemed and cancelled or exchanged and the aggregate amount paid in respect of

Coupons which have been paid and cancelled or in respect of interest paid on the temporary Global Bond and the permanent Global Bond, (2) the certificate numbers of such Bonds, (a) the total numbers by maturity date of such Coupons, and (4) the total number and the maturity dates of unmatured Coupons not surrendered with Bonds redeemed.

9.4	Destruction: Unless otherwise instructed by the Issuer, or unless, in the case of the permanent Global Bond, it is to be returned to its holder in accordance with its terms, the Fiscal and Principal Exchange Agent shall destroy the cancelled Bonds and Coupons in its possession and send the Issuer and the Guarantor a certificate giving the certificate numbers of such Bonds in numerical sequence, the total numbers by maturity date and the aggregate amount paid in respect of such Coupons and particulars of the Coupons attached to or surrendered with such Bonds.

9.5	Records: The Fiscal and Principal Exchange Agent shall keep a record of the purchase, redemption, exchange, replacement, cancellation and destruction of all Bonds and Coupons (but need not record the certificate numbers of Coupons). It shall make such record available at all reasonable times to the Issuer and the Guarantor.

10.	Replacement Bonds and Coupons

10.1	Stocks of Bonds and Coupons: The Issuer shall, if Bonds are issued in definitive form, cause a sufficient quantity of additional forms of Bonds and Coupons to be made available, upon request, to the Fiscal and Principal Exchange Agent (in such capacity, the “Replacement Agent”) for the purpose of issuing replacement Bonds and Coupons.

10.2	Replacement: The Replacement Agent shall issue replacement Bonds solely upon and in accordance with written instructions from the Issuer. The Issuer shall, promptly upon receipt from the Replacement Agent of any application for replacement of Bonds, instruct the Replacement Agent in writing as to the action to be taken with respect to such application. The Replacement Agent shall not issue a replacement pursuant to this sub-Clause until the applicant has furnished the Replacement Agent with such evidence, security or indemnity as the Issuer may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

10.3	Coupons on replacement Bonds: In the case of a mutilated or defaced Bond, the Replacement Agent shall ensure that (unless such indemnity, security or evidence as the Issuer and the Guarantor may require is given) any replacement Bond only has attached to it Coupons corresponding to those attached to the Bond which it replaces.

10.4	Cancellation: The Replacement Agent shall cancel and, unless otherwise instructed by the issuer, destroy any mutilated or defaced Bonds or Coupons replaced by it and shall send the Issuer, the Guarantor and the Fiscal and Principal Exchange Agent a certificate giving the information specified in sub-Clause 9.4.

10.5

Notification: The Replacement Agent shall, on delivering a replacement Bond or Coupon, forthwith inform the Issuer, the Guarantor and the other Paying and Exchange Agents of the certificate numbers of the replacement Bond or Coupon and of the Bond or Coupon which it replaces and confirms that the Bond or Coupon which it replaces has been cancelled and destroyed.

10.6	Presentation of replaced Bond or Coupon: If a Bond or Coupon which has been replaced is presented to a Paying and Exchange Agent for payment, that Paying and Exchange Agent shall forthwith inform the Fiscal and Principal Exchange Agent, which shall inform the Issuer and the Guarantor.

11.	Notices

11.1	Publication: At the request and expanse of the Issuer, failing whom the Guarantor, the Fiscal and Principal Exchange Agent shall arrange for the publication of all notices to Bondholders. Notices to Bondholders shall be published in accordance with the Conditions.

11.2	Notice of Default: The Fiscal and Principal Exchange Agent shall promptly notify the Issuer, the Guarantor and the Bondholders of any notice received by it under Condition 10.

12.	Documents and Forms

The Issuer shall send to the Paying and Exchange Agents:

12.1.1	specimen Bonds (but only if definitive Bonds are issued);

12.1.2	sufficient copies of all documents (including Exchange Notices) required by the Bonds, the Offering Circular relating to the Bonds or any stock exchange on which the Bonds are listed from time to time to be available for issue or inspection during normal business hours (and the Paying and Exchange Agents shall make them so available to Bondholders); and

12.1.3	as required, forms of voting certificates and block voting instructions, together with instructions as to how to complete, deal with and record the issue of such forms (and the Paying and Exchange Agents shall make such documents available to Bondholders and perform their other functions as set out in Schedule 4).

13.	Indemnity

13.1

By issuer: The Issuer, failing whom the Guarantor undertakes to indemnify and hold harmless each of the Agents and their respective officers or employees on demand by such Agent against any losses, liabilities, costs, expenses, claims, actions or demands (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which such Agent may incur or which may be made against such Agent, as a result of or in connection with the appointment or the exercise of or performance of the powers, discretions, authorities and duties of such Agent under this Agreement except such as may result from its own negligence, bad faith or default or failure to comply with its obligations hereunder or that of its officers, employees or agents.

13.2	By Agents: Each of the Agents shall severally indemnify and hold harmless the Issuer, the Guarantor and their officers or employees against any loss, liability, cost, expense, claim, action or demand which the Issuer or the Guarantor may incur or which may be made against the Issuer as a result of such Agent’s own negligence, bad faith or default or failure to comply with its obligations under this Agreement or that of its officers, employees or agents. Notwithstanding the foregoing, under no circumstances will the Agents be liable to the Issuer or any other party to this Agency Agreement for any consequential loss (being loss of goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever; in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage.

13.3	Survival of Indemnity: The indemnities contained in this clause shall survive the termination or expiry of this agreement.

14.	General

14.1	No Agency or Trust: In acting hereunder and in connection with the Bonds, the Agents shall act solely as bankers for and agents of the Issuer and the Guarantor and will not thereby assume any obligations towards or relationship of agency or trust for any Bondholders or Couponholders. Subject to sub-Clause 4.10, the Fiscal and Principal Exchange Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Bonds.

14.2	Holder to be treated as Owner: Except as otherwise required by law, each Agent shall treat any Bondholder or Couponholder as the absolute owner of the relevant Bond or Coupon as provided in the Conditions and shall not be liable for doing so.

14.3	No Lien: No Agent shall exercise any lien, right of set-off or similar claim against any Bondholder or Couponholder in respect of moneys payable by it under this Agreement.

14.4	Taking of Advice: Each of the Agents may, acting reasonably, consult with legal and other professional advisers selected in good faith and satisfactory to it and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and without negligence and in accordance with the opinion of such advisors.

14.5	Reliance on Documents etc.: Each of the Agents shall be entitled to rely on all documents, Bonds and Coupons received by it in connection with the performance of its duties hereunder which it reasonably believes to be genuine and to have been signed, delivered or sent by the appropriate party or parties.

14.6

Other Relationships: Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or Coupon or other security (or any interest therein) of the Issuer, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit.

15.	Changes in Agents

15.1	Appointment and Termination: The Issuer may at any time appoint additional Paying and Exchange Agents and/or terminate the appointment of any Agent by giving to the Fiscal and Principal Exchange Agent and that Agent at least 30 days’ notice to that effect, which notice shall expire at least 15 days before or after any due date for payment of any Bonds or Coupons. Upon any letter of appointment being executed by or on behalf of the Issuer and any person appointed as an Agent, such person shall act as Agent in relation to the Issuer on the terms of this Agreement as if originally named in it.

15.2	Resignation: Any Agent may resign its appointment at any time giving the Issuer, the Guarantor and the Fiscal and Principal Exchange Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any Bonds or Coupons. In the event any Agent resigns its appointment hereunder and no successor Agent is appointed within 60 days after such resignation in place of such resigning Agent, the Fiscal and Principal Exchange Agent on behalf of the Issuer, and with the consent of the Issuer, may appoint a successor Agent which appointment shall be deemed to be an appointment by the Issuer under sub-Clause 15.1 and the Fiscal and Principal Exchange Agent shall promptly notify the issuer in writing of such appointment.

15.3	Condition to Resignation and Termination: No resignation or (subject to sub-Clause 15.5) termination of the appointment of the Fiscal and Principal Exchange Agent shall, however, take effect until a new Fiscal and Principal Exchange Agent has been appointed and no resignation or termination of the appointment of a Paying and Exchange Agent shall take effect if there would not then be Paying and Exchange Agents as required by the Conditions.

15.4	Change of Office: If an Agent changes the address of its specified office in a city it shall give the Issuer, the Guarantor and the Fiscal and Principal Exchange Agent at least 60 days’ notice of the change, giving the new address and the date on which the change is to take effect.

15.5

Automatic Termination: The appointment of any Agent shall forthwith terminate if such Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding-up or dissolution of such Agent, a receiver, administrator or other similar official of such Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law, or a public officer takes charge or control of such Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

15.6	Delivery of records: If an Agent resigns or its appointment is terminated, it shall on the date on which the resignation or termination takes effect pay to the new Agent any amount held by it for payment in respect of the Bonds or Coupons and deliver to the new Agent the records kept by it and all Bonds and Coupons held by it pursuant to this Agreement.

15.7	Successor Corporations: A corporation into which an Agent is merged or converted or from which it is demerged or with which it is consolidated or which results from a merger, demerger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality. The Agent concerned shall forthwith notify such an event to the Issuer, the Guarantor and the other Agents.

15.8	Notices: The Fiscal and Principal Exchange Agent shall give Bondholders at least 30 days’ notice of any proposed appointment, termination, resignation or change under sub-Clauses 15.1 to 15.4 of which it is aware and, as soon as practicable, notice of any succession under sub-Clause 15.7 of which it is aware. The Issuer shall give Bondholders, as soon as practicable, notice of any termination under sub-Clause 15.5 of which it is aware.

16.	Commissions, Fees and Expenses

16.1	Fees: The Issuer, failing whom the Guarantor, will pay to the Fiscal and Principal Exchange Agent the commissions, fees and expenses in respect of the Agents’ services as separately agreed with the Fiscal and Principal Exchange Agent and neither the Issuer nor the Guarantor need concern itself with their apportionment between the Agents.

16.2	Costs: The Issuer, failing whom the Guarantor, will also pay on demand all reasonable out-of-pocket expenses (including legal, advertising, telex and postage expenses) properly incurred by the Agents in connection with their services together with any applicable value added tax and stamp, issue, documentary or other taxes and duties.

17.	Communications

17.1	Notices: Any communication shall be by letter, telex or fax:

In the case of the Issuer, to it at:

Caixa Finance B.V.

Koningslaan 34

1075 AD Amsterdam

The Netherlands

Tel no: +31 20 66 444 61

Fax no: +31 20 66 477 47

Attention: Mr. Robbers Elshout

and with a copy to the Guarantor;

In the case of the Guarantor, to it at:

Caixa d’Estalvis i Pensions de Barcelona “la Caíxa”

Avenida Diagonal 621-629

08028 Barcelona

Spain

Tel no: +34 93 404 6000

Fax no: +34 93 404 6363

Telex: 52623-CAVEA E

Attention: Departament de Control de Gestió

In the case of communications relating to the Fiscal and Principal Exchange Agent, at:

Citibank, N.A.

5 Carmelite Street

London EC4Y 0PA

United Kingdom

Tel no: +44 20 7508 3800

Fax no: +44 20 7508 3876/7/8/9

Attention: Agency & Trust

In the case of communications relating to the Calculation Agent, at:

Citibank, N.A.

5 Carmelite Street

London EC4Y 0PA

United Kingdom

Tel no: +44 20 7508 3800

Fax no: +44 20 7508 3876/7/8/9

Attention: Agency & Trust

In the case of communications relating to the Paying and Exchange Agent, at:

DEXIA Banque Internationale à Luxembourg

69, Route d’Esch

L-2953 Luxembourg

Tel no: +352 45 90 1

Fax no: +352 45 90 42 27

Attention: New Issues – Transactional Execution Group

and in the case of any of the Agents, to it care of:

Citibank, N.A.

5 Carmelite Street

London EC4Y 0PA

United Kingdom

Tel no: +44 20 7508 3800

Fax no: +44 20 7508 3876/7/8/9

Attention: Agency & Trust

or any other address of which written notice has been given to the parties in accordance with this sub-Clause. Such communications will take effect, in the case of a letter, when delivered or, in the case of telex or fax, when despatched. Communications not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

17.2	Notices through Fiscal and Principal Exchange Agent: All communications relating to this Agreement between the Issuer, the Guarantor and any of the Agents or between the Agents themselves shall be made (except where otherwise expressly provided) through the Fiscal and Principal Exchange Agent.

18.	Substitution

18.1	The Agents shall act as agents of any Substitute Issuer (as defined in Condition 11) on the execution by them and by it and, if appropriate, by the Issuer of an agreement supplemental to this Agreement making the Substitute Issuer a party to this Agreement as if it had been an original party to it and making any appropriate consequential amendments. A memorandum of any such supplemental agreement shall be endorsed on each executed copy of this Agreement.

19.	Counterparts

This Agreement may be executed by any one or more of the parties hereto in any number of Counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.	Contracts (Rights of Third Parties) Act

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

21.	Governing Law and Jurisdiction

21.1	Governing Law: This Agreement shall be governed by and construed in accordance with the law of England.

21.2	Submission to Jurisdiction: The competent courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. These submissions are made for the benefit of each of the parties to this Agreement and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction.

21.3	Process Agent: Each of the Issuer and the Guarantor irrevocably appoints PricewaterhouseCoopers LLP, Company Secretarial Department (Ref JWG/EP7052B/x38791) of 12 Plumtree Court, London EC4A 4HT (Attention: Maxwell John Nisner Esq.) as their authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for service of process, each of the Issuer and the Guarantor shall forthwith appoint a new agent for service of process in England and deliver to the Fiscal and Principal Exchange Agent a copy of the new agent’s acceptance of that appointment within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

SCHEDULE 1

Form of Definitive Bond

On the front:

Denomination	ISIN

€50,000	XS0170153620

CAIXA FINANCE B.V.

(incorporated with limited liability in The Netherlands)

0.25 per cent. Guaranteed Exchangeable Bonds due 2006

in an aggregate principal amount of €847,600,000 exchangeable for ordinary shares of

ENDESA, S.A.

(incorporated with limited liability in the Kingdom of Spain)

guaranteed by

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

(incorporated as a Savings Bank (Caja de Ahorros) under the laws of the Kingdom of Spain)

This Bond forms part of a series designated as specified in the title (the “Bonds”) of Caixa Finance B.V. (the “Issuer”). The Bonds are subject to the terms and conditions (the “Conditions”) endorsed hereon.

Unless the Exchange Right in respect of this Bond is exercised pursuant to the Conditions, the issuer for value received hereby promises to pay to the bearer of this Bond on 3 July 2006, or on such earlier date as the principal sum mentioned below may become payable in accordance with the Conditions, the principal sum of:

€50,000 (Fifty thousand Euro)

together with any interest on such principal sum from 3 July 2003 at the rate of 0.25 per cent, per annum in accordance with the Conditions payable in arrear on 3 July in each year, subject to and in accordance with the Conditions.

This Bond is exchangeable for ordinary shares of Endesa, S.A. with a nominal value of €1.20 each, or such other amount as may be specified from time to time, all subject to and in accordance with the Conditions.

In witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf.

Dated 3 July 2003

CAIXA FINANCE B.V.

By:

This Bond is authenticated by and on behalf of the Fiscal and Principal Exchange Agent.

By:

CITIBANK, N.A. as Fiscal and Principal Exchange Agent

Authorised Signatory

Without recourse, warranty or liability. For the purpose of authentication only.

GUARANTEE OF CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

1.	Guarantee: Caixa d’Estalvis i Pensions de Barcelona “la Caixa” (the “Guarantor”) unconditionally and irrevocably guarantees that, if for any reason Caixa Finance B.V. (the “Issuer”) does not pay any sum payable by it under this Bond or the Coupons relating to it (whether or not attached to it) on the date specified for such payment (whether on the normal due date, on acceleration or otherwise) or does not perform its obligations with respect to the Exchange Property (as defined in Condition 7.1 of the Bonds) under this Bond, the Guarantor will pay that sum to the holder of this Bond or the relevant Coupon (the “Holder”) in Euros before close of business on that date in the city to which payment is so to be made, or perform such obligations with respect to the Exchange Property, as the case may be. All payments under this Guarantee by the Guarantor will be made subject to Condition 4 of the Bonds.

2.

Guarantor as Principal Obligor: As between the Guarantor and the Holder but without affecting the Issuer’s obligations, the Guarantor will be liable under this Guarantee as if it were the sole principal obligor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal obligor (including (i) any time, indulgence, concession, waiver or consent at any time given to the Issuer or any other person, (ii) any amendment or supplement to any of the Conditions of the Bonds or to any security or other guarantee or indemnity (iii) the making or absence of any demand on the Issuer or any other person for payment or the performance of any obligation, (iv) the enforcement or absence of enforcement of this Bond or the Coupons relating to it or of any security or other guarantee or indemnity, (v) the taking, existence or release of any security, guarantee or indemnity, (vi) the winding-up, dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (vii) the illegality, invalidity or unenforceability of or any defect in any provision of the Bonds or the Coupons or any of the Issuer’s obligations under any of them).

3.	Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Guarantee are and will remain in full force and effect by way of continuing security until no sum remains payable or any obligation remains outstanding under this Bond or the Coupons relating to it. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, Whether from the Guarantor or otherwise, and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

4.	Exercise of Guarantor’s Rights: So long as any sum remains payable or any obligation remains outstanding under this Bond or the Coupons relating to it, or the Issuer is under any actual or contingent obligations thereunder, no right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee, to be indemnified by the Issuer or to take the benefit of or enforce any security or other guarantee or indemnity shall be exercised or enforced.

5.	Avoidance of Payments: The Guarantor shall on demand indemnify the relevant Holder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Bond or the Coupons relating to it and shall in any event pay to it on demand the amount as refunded by it.

6.

Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees: (i) that any sum or obligation which, although expressed to be payable or to be performed by the Issuer under this Bond or the Coupons relating to it, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor or any Bondholder or Couponholder) not recoverable from, or cannot be performed by, the Guarantor on the basis of a guarantee shall nevertheless be recoverable from, or be performed by, it as if it were the sole principal obligor and shall be paid by it to, or performed by it for, the relevant Holder on demand and (ii) as a primary obligation to indemnify each Holder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Bond or the Coupons relating to it not being paid or any obligations with respect to the Exchange Property not being performed by the time, on the date and otherwise in the manner specified therein or any payment or other obligation of the Issuer under this Bond or the Coupons relating to it being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor or any Bondholder or

Couponholder), the amount of that loss being the amount expressed to be payable or the value of the Exchange Property to be deliverable by the Issuer in respect of the relevant sum or Exchange Notice (as defined in Condition 6.2(a) of the Bonds), as the case may be.

7.	Deed Poll:

7.1	This Guarantee shall take effect as a deed poll for the benefit of the Holders from time to time and for the time being.

7.2	The Guarantor hereby acknowledges and covenants that the obligations binding upon it contained herein are owed to, and shall be for the benefit of, each and every Holder, and that each Holder shall be entitled severally to enforce the said obligations against the Guarantor.

8.	Incorporation of Terms: The Guarantor agrees that it shall comply with and be bound by those provisions contained in the Conditions of the Bonds which relate to it.

9.	Governing Law: This Guarantee shall be governed by and construed in accordance with English law.

Dated 3 July 2003

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

By:

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue code.

On the back:

Terms and Conditions of the Bonds

[The Terms and Conditions that are set out in Schedule 3 will be set out here.]

Fiscal and Principal Exchange Agent

Citibank. N.A.

5 Carmelite Street

London EC4Y 0PA

United Kingdom

Paying and Exchange Agent

DEXIABanque Internationale à Luxembourg, société anonyme

69 route d’Esch

L-2953 Luxembourg

Form of Coupon

On the front:

CAIXA FINANCE B.V.

0.25 per cent. Guaranteed Exchangeable Bonds due 2006 in an aggregate principal amount of €847,600,000 exchangeable for ordinary shares of Endesa, S.A. guaranteed by Caixa d’Estalvis i Pensions de Barcelona “la Caixa”.

Bond in the principal amount of €50,000

Coupon for €125 due on 3 July 2004/5/6.

This Coupon is payable to bearer (subject to the Conditions endorsed on the Bond to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Bond) at the specified offices of the Paying and Exchange Agents set out on the reverse hereof (or any further or other Paying and Exchange Agents or specified offices duly appointed or nominated and notified to the Bondholders).

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue code.

CAIXA FINANCE B.V.

By:

Cp No.	Denomination	ISIN

	€50,000	XS0170153620

On the back:

Fiscal and Principal Exchange Agent

Citibank, N.A.

5 Carmelite Street

London EC4Y 0PA

United Kingdom

Paying and Exchange Agent

DEXIA Banque Internationale à Luxembourg, société anonyme

69 route d’Esch

L-2953 Luxembourg

SCHEDULE 2

Part 1

Form of temporary Global Bond

ISIN: XS0170153620

CAIXA FINANCE B.V.

(incorporated with limited liability in The Netherlands)

0.25 per cent. Guaranteed Exchangeable Bonds due 2006

in an aggregate principal amount of €857,600,000 exchangeable for ordinary shares of

ENDESA, S.A.

(incorporated with limited liability in the Kingdom of Spain)

guaranteed by

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

(incorporated as a Savings Bank (Caja de Ahorros) under the laws of the Kingdom of Spain)

Temporary Global Bond

This Global Bond is a temporary Global Bond without interest coupons in respect of an aggregate principal amount equal to the aggregate principal amount specified in the fourth column of Schedule A to this Temporary Global Bond.

Subject as provided herein, Caixa Finance B.V. (the “Issuer”) for value received promises to pay to the bearer of this temporary Global Bond the principal amount as set out in Condition 3 on 3 July 2006 or on such earlier date as such principal sum may become payable accordance with the terms and conditions (the “Conditions”) of the Bonds designated above (the “Bonds”) and set out in Schedule 3 to the agency agreement dated 3 July 2003 (the “Agency Agreement”) between the Issuer, Caixa d’Estalvis i Pensions de Barcelona “La Caixa” as Guarantor, Citibank, NA as fiscal and principal exchange agent (the “Fiscal and Principal Exchange Agent”, which expression includes any successor fiscal and principal exchange agent appointed from time to time in connection with the Bonds) and the other agents named in it upon presentation and surrender of this temporary Global Bond and to pay interest at the rate of 0.25 per cent. per annum on such principal sum in arrear on 3 July in each year in accordance with the Conditions.

The aggregate principal amount from time to time of this temporary Global Bond shall be that amount not exceeding €847,600,000 as shall be shown by the latest entry in the fourth column of Schedule A.

On or after the 40th day following 3 July 2003 (the “Exchange Date”) this temporary Global Bond may be exchanged in whole or in part (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the Fiscal and Principal Exchange Agent for interests in a permanent Global Bond (the “permanent Global Bond”) in bearer form in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for exchange with respect to which there shall be presented to the Fiscal and Principal Exchange Agent a certificate dated no earlier than the Exchange Date from Euroclear Bank

S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) substantially to the following effect:

“Certificate”

CAIXA FINANCE B.V.

(incorporated with limited liability in The Netherlands)

0.25 per cent. Guaranteed Exchangeable Bonds due 2006

in an aggregate principal amount of €847,600,000

exchangeable for ordinary shares of ENDESA, S.A.

(incorporated with limited liability in the Kingdom of Spain)

guaranteed by CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

(incorporated as a Savings Bank (Caja de Ahorros) under the laws of the Kingdom of Spain)

Common Code 017015362 ISIN XS0170153620 (the “Bonds”)

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set out below (our “Member Organisations”) substantially to the effect set out in the temporary global Bond in respect of the Bonds, as of the date hereof, €[•] principal amount of the Bonds (1) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (2) Is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(e) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Bonds through foreign branches of United States financial institutions and who hold the Bonds through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (3) above (whether or not also described in clause (1) or (2)) have certified that they have not acquired the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Bond excepted in such certificates and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisation with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Yours faithfully

[Euroclear Bank S.A./N.V.] or [Clearstream Banking, société anonyme]

By:

Dated:

Any person appearing in the records of Euroclear or Clearstream, Luxembourg as entitled to an interest in this temporary Global Bond may require the exchange of an appropriate part of this temporary Global Bond for an equivalent interest in the permanent Global Bond by delivering or causing to be delivered to Euroclear or Clearstream, Luxembourg a certificate dated not more than 15 days before the Exchange Date in substantially the following form (copies of which will be available at the office of Euroclear in Brussels and Clearstream in Luxembourg):

“Certificate”

CAIXA FINANCE B.V.

(incorporated with limited liability in The Netherlands)

0.25 per cent. Guaranteed Exchangeable Bonds due 2006

in an aggregate principal amount of €847,600,000

exchangeable for existing ordinary shares of ENDESA, S.A.

(incorporated with limited liability in the Kingdom of Spain)

guaranteed by CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

(incorporated as a Savings Bank (Caja de Ahorros) under the laws of the Kingdom of Spain)

Common Code 017015362 ISIN XS0170153620 (the “Bonds”)

To:	Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme.

This is to certify that as of the date hereof, and except as set out below, the Bonds held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Bonds through foreign branches of United States financial institutions and who hold the Bonds through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section

165(j)(3)(A), (B) or (C) at the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(r)(D)(7)), and in addition if the owner of the Bonds is a United States or foreign financial institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such financial institution has not acquired the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to that date on which you intend to submit your certificate relating to the Bonds held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to €[•] principal amount of such interest in the Bonds in respect of which we are not able to certify and as to which we understand exchange for an equivalent interest in the permanent Global Bond (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated:

By:

[Name of person giving certificate]

As, or as agent for, the beneficial owner(s) of the above Bonds to which this certificate relates.”

Upon any exchange of a part of this temporary Global Bond for an equivalent interest in the Global Bond, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Fiscal and Principal Exchange Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

The permanent Global Bond will be exchangeable in accordance with its terms for definitive Bonds (the “definitive Bonds”) with Coupons attached. The permanent Global Bond and the definitive Bonds will be substantially in the forms scheduled to the Agency Agreement.

29

This temporary Global Bond is subject to the Conditions and until the whole of this temporary Global Bond shall have been exchanged for equivalent interests in the permanent Global Bond the holder hereof shall in all respects, subject as provided herein, be entitled to the same benefits as if he were the holder of the permanent Global Bond for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this temporary Global Bond for the relevant interest in the permanent Global Bond shall be improperly withheld or refused by or on behalf of the Issuer) no person shall be entitled to receive any payment on this temporary Global Bond or exercise any Exchange Rights (as defined in the Conditions) in respect of any Bonds represented by this temporary Global Bond.

No provision of this temporary Global Bond shall alter or impair the obligation of the Issuer and the Guarantor to pay the principal and interest on the Bonds when due in accordance with the Conditions and the Guarantees.

This temporary Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal and Principal Exchange Agent.

This temporary Global Bond shall be governed by and construed in accordance with the England.

In witness whereof the Issuer has caused this temporary Global Bond to be signed on its behalf.

Dated 3 July 2003

CAIXA FINANCE B.V.

By:

Certificate of Authentication

This temporary Global Bond is authenticated by or on behalf of the Fiscal and Principal Exchange Agent.

By:

CITIBANK, N.A.

as Fiscal and Principal Exchange Agent

Authorised Signatory
For the purposes of authentication only.
Without recourse, warranty or liability.

GUARANTEE OF CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

The provisions of the Guarantee of Caixa d’Estalvis i Pensions de Barcelona “la Caixa” as set out in Schedule 1 to the above-mentioned Agency Agreement shall be deemed to be set out herein as if references therein to the Bonds and Coupons were to this temporary Global Bond and references therein to the Conditions of the Bonds were to the Conditions of the Bonds as set out in such Schedule as amended by the provisions of this temporary Global Bond.

This Guarantee shall be governed by and construed in accordance with English law.

In witness whereof Caixa d’Estalvis i Pensions de Barcelona “la Caixa” has caused this Guarantee to be duly executed.

Dated 3 July 2003

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LACAIXA”

By:

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, Including the limitations provided in sections 165(j) and 1287(a) of the internal Revenue code.

Schedule A

The following exchanges of an interest in this temporary Global Bond for an interest in the permanent Global Bond have been made:

Date	Reason for change in the principal amount of this temporary Global Bond*	Amount of such change	Initial principal amount and principal amount of this temporary Global Bond following such change	Notation made by or on behalf of the Fiscal and Principal Exchange Agent (other than in respect of the initial principal amount)
3 July 2003			€847,600,000

*	State whether increase/reduction following (1) exchange of part of temporary Global Bond, (2) redemption of Bonds, (3) exchange of Bonds for Ordinary Shares or (4) purchase and cancellation of Bonds.

SCHEDULE 2

Part 2

Form of permanent Global Bond

This Bond and the shares into which it may be exchanged have not been registered under the United States Securities Act of 1933 (the “Securities Act”). This Bond may net be exchanged for shares by or on behalf of any US Person (as such term is defined in Regulation S under the Securities Act) unless the shares are registered under the Securities Act or an exemption from such registration is available.

ISIN: XS0170153620

CAIXA FINANCE B.V.

(incorporated with limited liability in The Netherlands)

0.25 per cent. Guaranteed Exchangeable Bonds due 2006

in an aggregate principal amount of €847,600,000

exchangeable for ordinary shares of ENDESA, S.A.

(incorporated with limited liability in the Kingdom of Spain)

guaranteed by CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

(incorporated as a Savings Bank (Caja de Ahorros) under the laws of the Kingdom of Spain)

Permanent Global Bond

This Global Bond is a permanent Global Bond without interest coupons in respect of an aggregate principal amount equal to the aggregate principal amount of the Issue specified in the fourth column of Schedule A to this permanent Global Bond.

Subject as provided herein, Caixa Finance B.V. (the “Issuer”) for value received promises to pay to the bearer of this permanent Global Bond the principal amount as set out in Condition 3 on 3 July 2003 (or on such earlier date as such principal amount may become payable in accordance with the terms and conditions (the “Conditions”) of the Bonds designated above (the “Bonds”) and set out in Schedule 3 to the agency agreement dated 3 July 2003 (the “Agency Agreement”) between the Issuer, Caixa d’Estalvis i Pensions de Barcelona “la Caixa” as Guarantor, Citibank, N.A. as fiscal and principal Exchange agent and the other agents named in it) upon presentation and surrender of this permanent Global Bond and to pay interest at the rate of 0.25 per cent. per annum on such principal amount in arrear on 3 July in each year in accordance with the Conditions. The fiscal and principal exchange agent and the paying and exchange agents for the time being are referred to respectively as the “Fiscal and Principal Exchange Agent” and the “Paying and Exchange Agents” (which expression shall include the Fiscal and Principal Exchange Agent and any other Paying and Exchange Agent appointed from time to time in connection with the Bonds).

The aggregate principal amount from time to time of this permanent Global Bond shall be that amount not exceeding €847,600,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Fiscal and Principal Exchange Agent upon exchange of the whole or a part of the temporary Global Bond initially representing the Bonds for a corresponding interest herein or upon the redemption, exchange or purchase and cancellation of Bonds represented hereby or the partial exchange hereof for definitive Bonds (“definitive Bonds”) or exchange for direct enforcement rights, all as described below.

This permanent Global Bond is exchangeable in whole but not, except as provided in the next paragraph, in part (free of charge to the holder) for the definitive Bonds described below (1) if this permanent Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) if an Event of Default occurs under Condition 10. Thereupon the holder may give notice to the Fiscal and Principal Exchange Agent of its intention to exchange this permanent Global Bond for definitive Bonds on or after the Exchange Date (as defined below) specified in the notice.

If principal in respect of any Bonds is not paid when due and payable or Ordinary Shares relating to any Bonds in respect of which Exchange Rights have been exercised are not delivered when due, or the cash payment in lieu of Ordinary Shares as set out in Condition 6.5 is not paid when due and payable, the holder of this permanent Global Bond may by notice to the Fiscal and Principal Exchange Agent (which may but need not be the default notice referred to in “Default” below) require the exchange of a specified principal amount of this permanent Global Bond (which may be equal to or (provided that if this permanent Global Bond is held by or on behalf of Euroclear, Clearstream, Luxembourg and/or the Alternative Clearing System, Euroclear, Clearstream, Luxembourg and/or the Alternative Clearing System agree) less than the outstanding principal amount of Bonds represented hereby) for definitive Bonds on or after the Exchange Date specified in such notice,

On or after any Exchange Date the holder of this permanent Global Bond may surrender this permanent Global Bond or, in the case of a partial exchange, present it for endorsement to or to the order of the Fiscal and Principal Exchange Agent. In exchange for this permanent Global Bond, or on endorsement in respect of the part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated definitive Bonds (having attached to them all Coupons in respect of interest which has not already been paid on this permanent Global Bond), security printed in accordance with applicable legal and stock exchange requirements and substantially in the form set out in Schedule 1 to the Agency Agreement. On exchange in full of this permanent Global Bond, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant definitive Bonds.

“Exchange Date” means a day falling not less than 60 days, or in the case of (2) above 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Fiscal and Principal Exchange Agent is located and, except in the case of exchange pursuant to (1) above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under “Notices” below), are located.

If, for any actual or alleged reason which would not have been applicable had there been no exchange of this permanent Global Bond (or part of this permanent Global Bond) or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any definitive Bonds, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this permanent Global Bond despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the definitive Bonds (or the Coupons appertaining to them as appropriate). With this exception, upon exchange in full of this permanent Global Bond for definitive Bonds, this permanent Global Bond shall become void.

Except as otherwise described herein, this permanent Global Bond is subject to the Conditions and, until it is exchanged for definitive Bonds, the holder hereof shall in. all respects be entitled to the same benefits as if it were the holder of the definitive Bonds for which it may be exchanged and as if such definitive Bonds had been issued on the date of this permanent Global Bond.

The Conditions shall be modified with respect to Bonds represented by this permanent Global Bond by the following provisions:

Payments

Principal, interest and any other amounts due, or Ordinary Shares deliverable following the exercise of Exchange Rights, in respect of this permanent Global Bond shall be paid or delivered, as the case may be, to its holder against presentation and (if no further payment or delivery, as the case may be, fails to be made on it) surrender of it to or to the order of the Fiscal and Principal Exchange Agent (or to or to the order of such other Paying and Exchange Agent as shall have been notified to the Bondholders for this purpose) which shall endorse such payment or delivery or cause such payment or delivery to be endorsed in the appropriate Schedule hereto (such endorsement being prima facie evidence that the payment or delivery in question has been made).

Notices

So long as this permanent Global Bond is held on behalf of Euroclear Bank S.A./N.V (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other clearing system (the “Alternative Clearing System”), notices required to be given to Bondholders may be given by their being delivered to Euroclear, Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions and, any such notice shall be deemed to have been given to the Bondholders in accordance with Condition 12 on the date of delivery to Euroclear, Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, except that, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, notice shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

Prescription

Claims against the issuer for payment in respect of principal and interest or delivery of Ordinary Shares in respect of this permanent Global Bond will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 15).

Meetings

The holder hereof shall (unless this permanent Global Bond represents only one Bond) be treated as two persons for the purposes of any quorum requirements of, or the right to demand a poll at, a meeting of Bondholders and, at any such meeting, as having one vote in respect of each €50,000 in principal amount of Bonds for which this permanent Global Bond may be exchanged.

Purchase and Cancellation

Cancellation of any Bond represented by this permanent Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this permanent Global Bond on its presentation to or to the order of the Fiscal and Principal Exchange Agent for notation in Schedule A.

Redemption at the option of the Issuer

The Issuer’s call option provided for in Condition 3.3 may be exercised by the Issuer giving notice to the relevant clearing system for communication by it to entitled accountholders within the time limits set out in and containing the information required by that Condition.

Exchange

The Exchange Rights attaching to the Bonds in respect of which this permanent Global Bond is issued may be exercised by the holder of this permanent Global Bond presenting this permanent Global Bond to or to the order of the Fiscal and Principal Exchange Agent for notation of exercise of the Exchange Rights together with one or more Exchange Notices duly completed by or on behalf of the beneficial owner of the Bonds being exchanged. The provisions of Condition 6 will otherwise apply.

With effect from the relevant Exchange Date, Euroclear or Clearstream, Luxembourg, as the case may be, shall debit such Bondholder’s account or accounts with the aggregate principal amount of the exchanged Bonds. At any time when the Bonds are represented by this permanent Global Bond it shall not be necessary for this permanent Global Bond to be deposited with the Paying and Exchange Agent to whom the relevant Exchange Notice is delivered in connection with the exercise of any Exchange Right.

Default

The holder hereof may exercise the right to declare Bonds represented by this permanent Global Bond due and payable if any of the events specified in Condition 10 has occurred and is continuing by stating in the notice (the “default notice”) to the Issuer the principal amount of Bonds (which may be less than the outstanding principal amount hereof) to which such notice relates.

If principal in respect of any Bonds is not paid when due and payable or Ordinary Shares relating to Bonds in respect of which Exchange Rights have been exercised are not delivered when due, or the cash payment in lieu of Ordinary Shares as set out in Condition 6.5 is not paid when due and payable (but subject as provided below), the holder of this permanent Global Bond may from time to time elect that Direct Rights under the provisions of Schedule C shall come into effect. Such election shall be made by notice to the Fiscal and Principal Exchange Agent and presentation of this permanent Global Bond to or to the order of the Fiscal and Principal Exchange Agent for reduction of the principal amount of Bonds represented by this permanent Global Bond to € zero (or to such other figure as shall be specified in the notice) by endorsement in Schedule A and the corresponding endorsement in Schedule C of such principal amount of Bonds formerly represented hereby as the principal amount of Bonds in respect of which Direct Rights have arisen under Schedule C. Upon such notice being given the appropriate Direct Rights shall take effect.

No such election may however be made on or before an Exchange Date fixed in accordance with this permanent Global Bond with respect to the Bonds to which that Exchange Date relates unless the holder elects in such notice that the exchange in question shall no longer take place.

No provision of this permanent Global Bond shall after or impair the obligation of the Issuer and the Guarantor to pay the principal of, interest and any other amounts on, or to deliver any Ordinary Shares following the exercise of Exchange Rights in respect of, the Bonds when due in accordance with the Conditions and the Guarantees.

This permanent Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal and Principal Exchange Agent.

This permanent Global Bond shall be governed by and construed in accordance with the laws of England.

In witness whereof the Issuer has caused this permanent Global Bond has been executed as a deed on 3 July 2003.

CAIXA FINANCE B.V.

By:

Certificate of Authentication

This permanent Global Bond is authenticated by or on behalf of the Fiscal and Principal Exchange Agent

CITIBANK, N.A.

as Fiscal and Principal Exchange Agent

By:

Authorised Signatory For the purposes of authentication only. Without recourse, warranty or liability.

GUARANTEE OF CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

The provisions of the Guarantee of Caixa d’Estalvis i Pensions de Barcelona “la Caixa” as set out in Schedule I to the above-mentioned Agency Agreement shall be deemed to be set out herein as if references in it to the Bonds and Coupons were to this permanent Global Bond and references in it to the Conditions of the Bonds were to the Conditions of the Bonds as set out in such Schedule as amended by the provisions of this permanent Global Bond.

If Direct Rights arise under Schedule C, the provisions of the Guarantee of Caixa d’Estalvis i Pensions de Barcelona “la Caixa” as set out in Schedule I to the Agency Agreement, shall however be deemed to be set out herein and to take effect in relation to such Direct Rights as if references therein to the Bonds and Coupons were to the Direct Rights arising in respect of the Principal Amount of the Entries corresponding to the relevant Bonds and Coupons, as if references to the Holder, the Bondholders and Couponholders were to the corresponding Relevant Account Holders all as provided for in Schedule C and as if references therein to the Conditions of the bonds were to the provisions of Schedule C.

This Guarantee shall be governed by and construed in accordance with English law.

In witness whereof this Guarantee has been executed as a deed on 3 July 2003.

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

By:

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue code.

SCHEDULE A

Principal amount of this permanent Global Bond

The aggregate principal amount of Bonds represented by this permanent Global Bond is as shown by the latest entry made in the fourth column below. Increases in the principal amount of this permanent Global Bond following exchanges of a part of the temporary Global Bond for interests in this permanent Global Bond and reductions in the principal amount of this permanent Global Bond following redemption, exchange for Ordinary Shares or partial exchange for definitive Bonds or the purchase and cancellation of Bonds are entered in the second and third columns below.

Date	Reason for change in the principal amount of this permanent Global Bond*	Amount of such change	Initial principal amount and principal amount of this permanent Global Bond following such change		Notation made by or on behalf of the Fiscal and Principal Exchange Agent (other than in respect of the initial principal amount)
3 July 2003			€	zero

*	State whether increase/reduction following (1) exchange of part of temporary Global Bond, (2) redemption of Bonds, (3) exchange of Bonds for Ordinary Shares, (4) purchase and cancellation of Bonds or (5) exchange of part of this permanent Global Bond for Definitive Bonds.

SCHEDULE B

Interest Payments in respect of this permanent Global Bond

The following payments of interest in respect of this permanent Global Bond and the Bonds represented by this permanent Global Bond have been made:

Date Made	Amount of Interest due and payable	Amount of Interest paid	Notation made by or on behalf of the Fiscal and Principal Exchange Agent

SCHEDULE C

Direct Enforcement Rights

This permanent Global Bond has effect as a deed poll conferring on Relevant Account Holders the Direct Rights referred to in this Schedule in respect of the principal amount of Bonds stated in paragraph 5 of this Schedule.

1.	Interpretation

In this Schedule, terms are used with the same meanings as in the permanent Global Bond, and addition:

“Clearing System Operator” means the operator of each of Euroclear and Clearstream, Luxembourg and, if relevant, the Alternative Clearing System

“Direct Rights” means the rights referred to in paragraph 2

“Entry” mean any entry relating to this permanent Global Bond (or to the relevant part of it) or the Bonds represented by it which is or has been made in the securities account of any account holder with a Clearing System Operator and “Entries” shall have a corresponding meaning

“Principal Amount” means, in respect of any Entry, the amount which would be due to the holder of the account in which such Entry is credited were the principal amount of this permanent Global Bond or the Bonds represented by it in respect of which such Entry was made to be paid in full at its maturity

“Relevant Account Holder” means the holder of any account with a Clearing System Operator which at the Relevant Time has credited to its securities account with such Clearing System Operator an Entry or Entries in respect of this Global Bond (or the relevant part of it) or the Bonds represented by it except for a Clearing System Operator in its capacity as an account holder of another Clearing System Operator and

“Relevant Time” means the time when Direct Rights take effect as contemplated by this permanent Global Bond.

2.	Direct Rights

Each Relevant Account Holder shall at the Relevant Time acquire against the Issuer all rights which the Relevant Account Holder in question would have had if, immediately before the Relevant Time, it had been the holder of the definitive Bonds issued on the issue date of this permanent Global Bond in an aggregate principal amount equal to the Principal Amount of the relevant Entry including, without limitation, the right to receive all payments due at any time in respect of such definitive Bonds (including pursuant to the Guarantee), other than payments corresponding to any already made under this permanent Global Bond and the right to receive Exchange Property under the Conditions. No further action shall be required on the part of any person in order for such Direct Rights to be acquired and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of relevant definitive Bonds as if they had been issued and as if such provisions had been specifically incorporated in this Schedule, other than the right to receive payments corresponding to any already made under this permanent Global Bond.

3.	Evidence

The records of each Clearing System Operator shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holders, the number of Entries credited to the securities account of each Relevant Account Holder with such Clearing System Operator at the Relevant Time and the Principal Amount of an Entry. For the purposes of this Clause a statement issued by a Clearing System Operator stating:

3.1	the name of the Relevant Account Holder to or in respect of which it is issued

3.2	the number of Entries credited to the securities account of such Relevant Account Holder with such Clearing System Operator as at the opening of business on the first day on which the Clearing System Operator is open for business following the Relevant Time and

3.3	the Principal Amount of any Entry in the accounts of such Clearing System Operator shall be conclusive evidence of the records of such Clearing System Operator at the Relevant Time (but without prejudice to any other means of producing such records in evidence). In the event of a dispute, in the absence of manifest error, the determination of the Relevant Time by a Clearing System Operator shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with such Clearing System Operator.

Any Relevant Account Holder may, in any proceedings relating to this Global Bond, protect and enforce its rights arising out of this Schedule in respect of any Entry to which it is entitled upon the basis of a statement by a Clearing System Operator as provided in this sub-Clause and a copy of this Global Bond certified as being a true copy by a duly authorised officer of any Clearing System Operator or the Fiscal and Principal Exchange Agent without the need for production in such proceedings or in any court of the actual records or this permanent Global Bond. Any such certification shall be binding, except in the case of manifest error or as may be ordered by any court of competent jurisdiction, upon the Issuer and all Relevant Account Holders. This sub-Clause shall not limit any right of any Relevant Account Holder to the production of the originals of such records or documents in evidence.

4.	Title to Entries

Any Relevant Account Holder may protect and enforce its rights arising out of this permanent Global Bond in respect of any Entry to which it is entitled in its own name without the necessity of using the name of or obtaining any authority from any predecessor in title. Any Relevant Account Holder is entitled to receive payment of the

Principal Amount of its Entry and of all other sums referable to its Direct Rights to the exclusion of any other person and payment in full by the Issuer to such Relevant Account Holder shall discharge the Issuer from all obligations in respect of such Entry and such Direct Rights.

5.	Principal Amount

The principal amount of Bonds in respect of which Direct Rights have arisen under this principal Global Bond is shown by the latest entry in the third column below:

Date	Amount of increase in principal amount of Bonds in respect of which Direct Rights have arisen	Initial principal amount and principal amount following such increase		Notation by or on behalf of the Fiscal and Principal Exchange Agent (other than in respect of initial principal amount)
3 July 2003	Not applicable	€	zero	Not applicable

SCHEDULE 3

TERMS AND CONDITIONS OF THE BONDS

The following, subject to amendment, other than the paragraphs in italics, are the terms and conditions of the Bonds, substantially as they will appear on the reverse of the Bonds in definitive form:

The €847,600,000 0.25 per cent. guaranteed exchangeable bonds due 2006 (the “Bonds”) issued by Caixa Finance B.V., a private company with limited liability incorporated under the laws of The Netherlands (the “Issuer”) and guaranteed by Caixa d’Estalvis i Pensions de Barcelona “la Caixa” (“la Caixa”), a Spanish savings bank (Caja de Ahorros) incorporated under the laws of the Kingdom of Spain (the “Guarantor”) are redeemable in cash or by way of exchange for existing ordinary shares of Endesa, S.A., a corporation incorporated under the laws of the Kingdom of Spain (the “Company”), with a par value of €1.20 each, or any securities into which such shares are transformed, reconstituted, exchanged or converted from time to time (subject to Condition 7.4, the “Shares”) or part in Shares and part in cash, pursuant to the terms and conditions set forth herein, was approved by a resolution of the Board of Managing Directors of the Issuer adopted on 26 June 2003. The giving of the Guarantee (as defined below) was authorised by a resolution of the Board of Directors of the Guarantor dated 26 June 2003.

The Issuer and the Guarantor have entered into an agency agreement (the “Agency Agreement”), dated 3 July 2003, with Citibank, N.A., as fiscal agent, exchange agent and calculation agent with respect to the Bonds and the other agents named therein. The fiscal agent, paying agents, exchange agents and calculation agent, for the time being are referred to in these Conditions as the “Fiscal Agent”, the “Paying Agents” (which term shall include the Fiscal Agent), the “Exchange Agents” and the “Calculation Agent”, respectively, each of which expressions shall include the successors from time to time of the relevant persons in such capacities under the Agency Agreement, and are collectively referred to as the “Agents”. Certain statements in these Conditions are summaries of, and are subject to, the detailed provisions of the Agency Agreement, copies of which are available without charge at the specified offices of the Paying Agents. Holders of the Bonds and Coupons (as defined below) are deemed to have notice of the provisions of the Agency Agreement and are deemed to be bound by those provisions of the Agency Agreement that relate to their rights under the Bonds and Coupons. References below to Conditions are, unless the context requires otherwise, to the numbered paragraphs contained in these terms and conditions.

1.	Denomination, Form and Title

1.1	Denomination

The Bonds are issued in the aggregate principal amount of €847,600,000 on 3 July 2003 divided into Bonds with a nominal amount of €50,000 each, which rank pari passu among themselves.

1.2	Form

The Bonds are serially numbered and are issued in bearer form each with coupons relating to them (“Coupons”) attached on issue.

The Bonds will be represented initially by a Temporary Global Bond, without Coupons and Exchange Rights (as defined in Condition 6.1(a)), which will be deposited with a common depositary for Euroclear and Clearstream, Luxembourg (the “Common Depositary”) on or about 3 July 2003 for credit against payment to the accounts designated by the relevant subscribers with Euroclear or Clearstream, Luxembourg. The Temporary Global Bond will be exchangeable on or after 13 August 2003 for interests in the Permanent Global Bond, upon certification that the beneficial owners of interests in the Temporary Global Bond being exchanged are not U.S. persons or persons who have acquired such interests for resale to any U.S. person.

Unless, upon due presentation of the Temporary Global Bond for exchange, delivery of interests in the Permanent Global Bond is improperly withheld or refused, and such withholding or refusal is continuing at the relevant due date for payment thereof or the relevant Exchange Date (as defined in Condition 6.2(a)) as the case may be, interests in the Permanent Global Bond must be obtained before payment will be made in respect of the relevant Bonds or before Exchange Rights can be exercised.

Bonds will bear the following legend: Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code.

The Permanent Global Bond shall be exchangeable in whole but not in part (free of charge to the Bondholder) for definitive Bonds with Coupons attached if (i) either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (ii) if an Event of Default occurs under Condition 10. Thereupon, the Common Depositary may give notice to the Fiscal Agent of its intention to exchange the Permanent Global Bond for definitive Bonds. On or after the Global Exchange Date, the Common Depositary may surrender the Permanent Global Bond to or to the order of the Fiscal Agent. In exchange for the Permanent Global Bond, the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of definitive Bonds, security printed in accordance with any legal and stock exchange requirements and in or substantially in the form set out in the Agency Agreement. On exchange of the Permanent Global Bond, the Issuer will, if the Common Depositary so requests, procure that it is cancelled and returned to the Common Depositary together with any relevant definitive Bonds.

“Global Exchange Date” means a Business Day (as defined in Condition 3.3) in the city in which the Fiscal Agent is located falling not less than 60 days after that on which the notice requiring exchange of the Permanent Global Bond is given.

1.3	Title

Title to the Bonds will pass by delivery. In these Conditions “Bondholder” and, in relation to a Bond or Coupon, “holder” means the bearer of any Bond or Coupon, as the case may be. The holder of any Bond or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership trust or any interest in it or any writing on, or theft or loss of it) and no person will be liable for so treating the holder.

2.	Interest

2.1	Interest

The Bonds bear interest from and including 3 July 2003 (the “Closing Date”) at the rate of 0.25 per cent. per annum, payable annually in arrear on 3 July in each year (each an “Interest Payment Date”), commencing on 3 July 2004. Each period beginning on (and including) the Closing Date or any Interest Payment Date and ending on but excluding the next Interest Payment Date is herein referred to as an “Interest Period”. Where interest is to be calculated in respect of a period which is equal to or shorter than an Interest Period it will be calculated on the basis of the actual number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Closing Date) to (but excluding) the relevant payment date divided by the actual number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Closing Date) to (but excluding) the next (or first) scheduled Interest Payment Date.

2.2	Accrual of Interest

Each Bond will cease to bear interest (1) where the Exchange Right (as defined in Condition 6.1(a)) attached to it shall have been exercised, from the Interest Payment Date immediately preceding the relevant Exchange Date (as defined in Condition 6.2(a)) or, if none, the Closing Date (subject in any such case as provided in Condition 2.3) or (2) where such Bond is redeemed, from the due date for redemption unless, upon due presentation, payment of the full amount due is improperly withheld or refused. In the event of any such improper withholding or refusal, such Bond shall continue to bear interest in accordance with this Condition 2 (both before and after judgment) until whichever is the earlier of (1) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant Bondholder, and (2) the day seven days after the Fiscal Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these terms and conditions).

2.3	Interest on Exchange

If:

2.3.1	any notice requiring the redemption of any Bonds is given pursuant to Condition 3.3 or 3.4 on or after (or within 15 days before) the record date (or other due date for the establishment of entitlement) in respect of any dividend, distribution or interest payable in respect of Shares;

2.3.2	such notice specifies a date for redemption falling on or before (or within 14 days after) the Interest Payment Date next following such record date or other due date;

2.3.3	the Exchange Date in respect of any Bonds in respect of which Exchange Rights shall have been exercised falls after such record date (or other due date) and on or prior to such Interest Payment Date, then Interest shall accrue in respect of such Bonds from the preceding Interest Payment Date (or, if such Exchange Date falls before the first Interest Payment Date, from the Closing Date) to such Exchange Date.

Any such interest shall be paid by the Issuer at the same time as the delivery of the relevant Exchange Property (as defined in Condition 7.1) in accordance with Condition 6.2(b) by a Euro denominated cheque drawn on, or by transfer to, a Euro account maintained with a bank in a city in which banks have access to the Trans European Automated Real Time Gross Settlement Express Transfer System (the “TARGET System”) in accordance with instructions given by the relevant Bondholder.

3.	Maturity, Repurchase, Early Redemption

3.1	Maturity

Each Bond shall be redeemed at its principal amount on 3 July 2006, unless previously redeemed, exchanged, or purchased in accordance with Condition 3.2 and cancelled.

3.2	Purchase

The Issuer, the Guarantor or any of their respective affiliates may, subject to all applicable laws and regulations, at any time purchase Bonds in the open market or otherwise, provided that all unmatured Coupons relating to them are repurchased therewith or attached thereto. All such Bonds shall be surrendered for cancellation by surrendering each such Bond and all unmatured Coupons relating thereto to the Fiscal Agent. Such Bonds may not be reissued or resold.

3.3	Early Redemption at the Option of the Issuer

At any time on or after 17 July 2005, the Issuer may redeem in cash all but not some only of the Bonds then outstanding, if the arithmetic average of the Values (as defined below) of the Exchange Property (as defined in Condition 7.1) attributable to each Bond for each of 20 consecutive Dealing Days ending not earlier than 10 Dealing Days prior to the date on which the relevant notice of redemption is given equals or exceeds 130 per cent. of the principal amount of such Bond. Such redemption shall be effected by the Issuer giving not less than 30 nor more than 60 days’ notice of redemption in accordance with Condition 12 (which notice shall be irrevocable). Such notice shall state the date of redemption and the facts which establish the right of the Issuer so to redeem the Bonds. In such case, the Bonds will be redeemed at a price equal to their principal amount plus accrued interest on the date specified for redemption in such notice.

If any date for the redemption of Bonds pursuant to Condition 3.3 or Condition 3.4 would otherwise fall within an Excluded Period (as defined in Condition 6.4) or the 10 days following the end of an Excluded Period, such date of redemption will be postponed to the 10th Madrid Business Day (as defined below) following the end of such Excluded Period.

As used herein:

a “Business Day” means in respect of any city, any day (other than a Saturday or a Sunday) on which (a) the TARGET System is operating for the settlement of payments in Euro, and (b) on which commercial banks and foreign exchange markets are open for business in the relevant city;

“Closing Price” means, subject to Condition 7.4, with respect to a Dealing Day on which a Share is quoted on the Automatic Quotation System of the Spanish Stock Exchanges (the “SSE”), the price for such Share on the SSE at the close of such Dealing Day. If the Shares are quoted in a currency other than Euro or any currency with an irrevocably fixed conversion rate to the Euro, conversions to Euro of the Closing Price of the Shares will be made at the rate fixed by the European Central Bank (the “ECB Rate”) in effect on the relevant Dealing Day. For information purposes, the ECB Rate appears at approximately 12.00 hours (Madrid time) on the display designated as “Page ECB37” on Reuters;

“Dealing Day” means, subject to Condition 7.4, any day on which the SSE is open for trading other than a day on which trading ceases prior to its regular weekday closing time; and

the “Value” of the Exchange Property on any day shall, subject to Condition 7.4, be the aggregate of:

(1)

the value of publicly traded Shares included in the Exchange Property, which shall be deemed to be the Closing Price, of such Shares on such day, provided that if such day is not a Dealing Day then the value of such publicly traded

Shares shall be the Closing Price on the immediately preceding Dealing Day; and

(2)	the value of all other assets and of publicly traded Shares for which a value cannot be determined pursuant to (1) above included in the Exchange Property, which shall be deemed to be the value on such day (converted (if necessary) into Euro at the relevant ECB Rate) as determined by the Calculation Agent with the assistance, as appropriate, of an Expert; and

(3)	the value of cash shall be deemed to be the amount thereof (converted (if necessary) into Euro as aforesaid),

provided that if on any day any such publicly traded Shares are quoted on the SSE cum any dividend or other entitlement, or any assets or publicly traded Shares the value of which is to be determined pursuant to (2) above have the benefit of or are entitled to, or carry the right to, any dividend or other entitlement, in any such case which a Bondholder would not be entitled to pursuant to these Conditions on exercising Exchange Rights on the last day permitted pursuant to these Conditions, then the value of any such assets or publicly traded Shares on such day shall be reduced by an amount equal to the gross amount of any such dividend or other cash entitlement or, as the case may be, the value (as determined by the Calculation Agent as aforesaid) of any entitlement or dividend where that is other than cash.

3.4	Sweep Up Redemption

At any time prior to 3 July 2006, the issuer may redeem in cash all, but not some only, of the Bonds outstanding at their principal amount plus interest accrued to the relevant redemption date, if the aggregate principal amount of Bonds outstanding at such time is equal to or less than 10 per cent. of the aggregate principal amount of Bonds originally issued (“Sweep Up Redemption”). The Issuer shall give Bondholders not less than 30 nor more than 60 days’ notice of any Sweep Up Redemption in accordance with Condition 12 (which notice will be irrevocable). Such notice shall state the date (subject to Condition 3.3) of such Sweep Up Redemption.

3.5	Exchange Rights Prior to Early Redemption

Bondholders who wish to exercise their Exchange Rights (as defined in Condition 6.1(a)) following delivery of a notice by the Issuer requiring early redemption of the Bonds in cash pursuant to Conditions 3.3 or 3.4 must do so on a timely basis and in accordance with these Conditions (including Condition 6.1(a)).

4.	Payments

4.1	Principal and Interest

Payment of principal and any interest payable on the Bonds or any cash payment in lieu of the delivery of Shares pursuant to Condition 6.5 will be made against presentation and surrender (in the case of partial payment, endorsement) of the relevant Bonds or the appropriate Coupons (as the case may be) at the specified office of any of the Paying Agents. Payments of any interest due in respect of any Bond other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Bond.

4.2	Payments

Each payment referred to in Condition 4.1 will be made at the option of the holder by Euro cheque drawn on, or by transfer to a Euro account maintained by the holder with a bank in a city in which banks have access to the TARGET System.

4.3	Agents

The names of the initial Fiscal Agent, Paying Agents, Exchange Agents and Calculation Agent and their specified offices are set out in Condition 14. The Issuer reserves the right under the Agency Agreement at any time with the prior written approval of the Fiscal Agent to remove any Paying Agent, Exchange Agent or Calculation Agent, and to appoint other or further such Agents, provided that it will at all times maintain a Fiscal Agent and a Calculation Agent as well as Paying Agents and Exchange Agents having specified offices in (i) London and (ii) one city in continental Western Europe (which shall be Luxembourg, so long as the Bonds are listed on the Luxembourg Stock Exchange) and in addition a Paying Agent in a European Union member state that will not be obliged to deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to such Directive. Notice of any such removal or appointment and of any change in the specified office of any Agent will be given as soon as practicable to Bondholders in accordance with Condition 12.

4.4	Payments subject to Fiscal Laws

All payments in respect of the Bonds and Coupons are subject in all cases to any applicable fiscal or other laws and regulations.

4.5	Surrender of unmatured Coupons

Each Bond should be presented for redemption together with all unmatured Coupons relating to it, failing which the amount of any such missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon which the sum of principal so paid bears to the total principal amount due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relevant missing Coupon not later than 10 years after the Relevant Date (as defined in Condition 15.5) for the relevant payment of principal.

4.6	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

4.7	Delay in Payment

A Bond or Coupon may only be presented for payment on a day that is a Business Day in the place of presentation. No further interest or other payment will be made as a consequence of the day on which the relevant Bond or Coupon may be presented for payment under this Condition 4.7 failing after the due date. If the due date for payment in respect of any Bond or Coupon (or any later date on which a Bond is presented for payment) is not at the place of presentation a Business Day, then the Bondholder will not be entitled to payment at such place of the amount due until the next day which is a Business Day in such place.

5.	Taxation

All payments of principal (including any payment in lieu of the delivery of Shares pursuant to Condition 6.5) and any interest payable pursuant to Condition 2 in respect of the Bonds by or on behalf of the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for any taxes, duties, assessments or environmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within The Netherlands or the Kingdom of Spain as the case may be or any political sub-division thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event that any payments of principal, interest or any payment in lieu of the delivery of Shares pursuant to Condition 6.5, in respect of the Bonds by or on behalf of the Issuer or the Guarantor shall be made subject to the withholding or deduction for any such relevant taxes, duties, assessments or charges so required by law, and no additional amounts shall be payable by the Issuer or the Guarantor in respect of such withholding or deduction.

6.	Exchange Right

6.1	Exchange Right, Exchange Period and Exchange Price

(a)

At any time during the Exchange Period referred to below and subject to compliance with the provisions of this Condition 6 (including Condition 6.5), a Bondholder has the right (the “Exchange Right”) to exchange each

Bond held by it, in whole but not in part, for fully paid Shares. Upon exchange, the right of the exchanging Bondholder to repayment of the Bond to be exchanged shall be extinguished and released, and in consideration and in exchange therefor the issuer shall deliver or procure the delivery of the relevant Shares as provided in this Condition. The “Exchange Period” shall be the period from and including 13 August 2003 to the close of business (at the place where the relevant Bond is deposited for exchange) on the date which falls nine Madrid Business Days prior to 3 July 2006, provided that, if the Bonds have been called for redemption pursuant to Condition 3.3 or 3.4 prior to 3 July 2006, the Exchange Period with respect to the Bonds that are subject to redemption shall expire at the end of the ninth Business Day in Madrid preceding the specified date of redemption unless the Issuer fails to redeem such Bonds when due pursuant to Condition 3, in which event the Exchange Right shall extend up to the close of business on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 12 or, if earlier, 3 July 2006.

The date which falls nine Madrid Business Days prior to 3 July 2006 is currently expected to be 20 June 2006.

(b)

The price at which the Issuer will initially procure the delivery of Shares to Bondholders upon exercise of the Exchange Right will be €16.00 per Share (the “Exchange Price”). The Exchange Price may be subject to adjustments in the manner provided in Condition 6.3, Condition 6.6 and Condition 7. The number of Shares to be delivered upon exchange of a Bond will be determined by dividing the principal amount of each Bond by the Exchange Price applicable on the relevant Exchange Date (as defined in Condition 6.2(a)). In the event that the “Shares” to be delivered upon exercise of Exchange Rights comprise more than one class of security, the number of securities of any such class to be delivered shall be determined by dividing the principal amount of the relevant Bond by the prevailing Exchange Price applicable to that particular class of security and “Exchange Price” shall be construed in these Conditions accordingly. The result of such division shall be rounded to the second decimal place, with 0.005 being rounded upwards so that, subject to any adjustments to the Exchange Price and rounding as aforesaid, 3,125 Shares will be delivered for each Bond exchanged (the “Exchange Ratio”). If more than one Bond is exchanged at any one time by the same Bondholder, the number of Shares to be delivered will be calculated on the basis of the aggregate principal amount of such Bonds. No fractions of Shares shall be delivered upon exercise of the Exchange Right and Bondholders shall be compensated for such fractions. Exchange Rights are not exercisable in respect of any specific Shares or other securities and no such Shares or other securities have been or will be charged or otherwise placed in custody or set aside to secure or satisfy the obligations of the Issuer in respect of the Exchange Rights. The Issuer is not under any obligation to hold any such Shares or other securities at any time.

(c)	The Exchange Right attaching to any Bond may no longer be exercised by the holder thereof following the receipt by the Fiscal Agent of a notice in accordance with Condition 10.2 declaring such Bond due.

(d)	Upon exercise of the Exchange Right attaching to a Bond, the relevant Bondholder shall pay all stamp, transfer, registration and similar taxes and duties and other stock exchange transaction costs (if any), together with any value added or other tax thereon, arising on exercise of such Exchange Right and/or the transfer or delivery of Shares or any payment by the Issuer in lieu of the delivery of Shares to, or to the order of, the relevant Bondholder by or on behalf of the Issuer (“Exchange Expenses”) that are payable outside of either The Netherlands or The Kingdom of Spain. Any Exchange Expenses payable in either The Netherlands or The Kingdom of Spain shall be paid by the Issuer, failing which, the Guarantor. For the avoidance of doubt, none of the Agents shall be responsible for the payment of Exchange Expenses.

6.2	Procedure for Exchange

(a)

In order to exercise the Exchange Right, each Bondholder must, during the Exchange Period: (i) deliver at its own expense during normal business hours to an Exchange Agent a notice of exchange (the “Exchange Notice”) duly completed and signed on a form available at the offices of the Exchange Agents and such notice shall state the details of the Bonds held by the Bondholder with respect to which the Exchange Right is being exercised and the details of the account (as appropriate) of the holder to which the Shares should be delivered and/or any cash following an election (if any) by the Issuer pursuant to Condition 6.5; (ii) transfer the Bonds to be exchanged to the account of each Exchange Agent (or to the account designated by an Exchange Agent on the form of the Exchange Notice); and (iii) pay the applicable Exchange Expenses, if any, in accordance with Condition 6.1(d). The Exchange Notice shall be irrevocable and shall require the relevant holder to certify that such exchange is being exercised outside of the United States (as such term is defined in Regulation S (“Regulation S”) under the United States Securities Act of 1933), that the Shares to be delivered upon Exchange may not be delivered within the United States and the relevant holder and any person for whom it is acquiring Exchange Property is not a U.S. person (as such term is defined in Regulation S) and it is not acting as agent for, or on behalf of, a U.S. person. Any Exchange Right shall have been validly exercised on the first date (the “Exchange Date”) during the Exchange Period on which all the conditions set forth in (i), (ii) and (iii) of this Condition 6.2(a) shall have been fulfilled, provided that (x) if the day on which the conditions set forth in (i) and (ii) of this Condition 6.2(a)

shall have been fulfilled is not a Business Day in Madrid, the Exchange Date shall be the Business Day in Madrid immediately following such day, and (y) the Exchange Right shall not have been validly exercised if the applicable Exchange Expenses, if any, shall not have been paid by the Bondholder in accordance with Condition 6.1(d).

(b)	Upon exercise of an Exchange Right, the Issuer shall, as soon as practicable, but in any event no later than seven Madrid Business Days after the Exchange Date, procure the delivery of the relevant number of Shares to the Bondholder through (as appropriate) the relevant clearing system, and make any cash payment required to be made by it under Condition 6.1(d). The Issuer’s obligation to procure the delivery of Shares to any Bondholder who has exercised the Exchange Right is subject to the condition that such Bondholder shall have paid the applicable Exchange Expenses, if any, in accordance with Condition 6.1(d).

The relevant Bondholder (or the person designated in the relevant Exchange Notice) will be owner of the relevant Exchange Property deliverable upon exchange with effect from the Exchange Date.

Subject as provided herein, Exchange Property delivered on exercise of Exchange Rights shall not include any dividends or other income thereon or other distributions or rights in respect thereof, declared, paid or made by reference to a record date or other due date for the establishment of the relevant entitlement falling prior to the relevant Exchange Date.

Exchange Property delivered or transferred or to be delivered or transferred upon exchange shall rank for and be entitled to all dividends, interest and other income, payments and distributions and rights thereon or in respect thereof declared, paid, made or granted by reference to a record date or other due date for the establishment of entitlement falling on or after the relevant Exchange Date.

If the record date or other due date for the establishment of the relevant entitlement for the payment of any dividend, interest or other income, payment or distribution or rights on or in respect of such Exchange Property falls on or after the Exchange Date but before the date from which the relevant Bondholder is treated as the owner of, or entitled to all rights and entitlement to, such Exchange Property with the effect that the relevant Bondholder is not entitled to such dividend, interest or other income, payment or distribution of rights, the Issuer will have an entitlement to receive such dividend, interest or other income, or distribution or rights:

(i)

(in case of dividends, interest or other income or distributions or rights to be paid in cash) pay, or procure the payment to, the exchanging Bondholder in lieu of such dividend, interest or other income or distribution or rights, an amount equal thereto, converted if necessary into Euro at the ECB Rate on the date of receipt thereof by the Issuer (the

“Equivalent Amount”). The Issuer will pay the Equivalent Amount, or procure that it is paid, to the relevant Bondholder within five Madrid Business Days after payment is made of the dividend, interest or other income, payment or distribution or rights; and

(ii)	(in the case of dividends, or other income or distributions or rights satisfied or made otherwise than in cash) deliver, or procure the delivery of, the same to the relevant Bondholder as soon as practicable after the receipt by the Issuer of such dividend or other income or distribution or rights.

6.3	Adjustments to the Exchange Price

(a)	In the event that prior to 3 July 2006 or any earlier date of redemption, the Company:

(i)	by granting its shareholders direct or indirect subscription rights, increases its share through the issuance of new shares against contributions, other than by way of a Bonus issue (a “Rights Issue”);

(ii)	increases its share capital out of retained earnings or capital reserves (a “Bonus Issue”);

(iii)	sub-divides or consolidates, re-classifies or re-denominates any shares or in any other manner has their par value changed (“Sub-division, Consolidation or Re-denomination”); or

(iv)	grants its shareholders, directly or indirectly, rights to subscribe bonds or other securities with or without rights to subscribe Shares (except for subscription rights described under (i) and (ii) above) (“Grant of Other Subscription Rights”), the Exchange Price shall be adjusted in accordance with Conditions 6.3(b) to (e).

(b)	In the event of a Rights Issue, the Exchange Price shall be multiplied by the figure calculated by applying the following formula, provided that the Exchange Price shall not be adjusted if the Exchange Price would be increased by applying this formula:

No Nn	x	{	1	–	E+D CPo	}	+	E+D CPo

“No” is the number of Shares before the Rights Issue;

“Nn” is the number of Shares after the Rights Issue;

“E” is the issue price of the new shares on a per Share basis;

“D” is the amount on a per Share basis (not discounted) of any dividends to which the new shares are not entitled, as determined by the SSE or, if not so determined until the Record Date (as defined in Condition 6.3(i)) (because options on the Shares are not traded on the SSE or for any other reason), as determined by the Calculation Agent with the assistance of an Expert; and

“CPo” is the Closing Price of a Share or, if such price is not available, the price determined by the SSE for the purpose of adjustment of options on the Shares, in each case on the Dealing Day immediately prior to the Record Date.

(c)	In the event of a Bonus Issue, Sub-division, Consolidation or Re-denomination, the Exchange Price shall be multiplied by the figure calculated by applying the following formula:

No Nn

“No” and “Nn” shall have the same meanings as in 6.3(b), save that references to a Right Issue shall be deemed to be references to Sub-divisions, Consolidations or Re-denominations, as appropriate.

(d)	In the event of a Grant of Other Subscription Rights, the Exchange Price shall be multiplied by the figure calculated by applying the following formula:

CPo – VSR CPo

where:

“CPo” is the Closing Price of a Share in the SSE on Subscription Record Date (as defined below);

“VSR” (value of the subscription rights) means, on a per Share basis:

(i)	the value of the right to subscribe the relevant securities, as determined by the SSE on the basis of the market conditions prevailing on the Dealing Day before the subscription rights commence to be traded; or

(ii)	if such value is not published by the SSE, (because options on the Shares are not traded on the SSE or for any other reason), the Closing Price of such right on the Record Date; or

(iii)	in case such price is not available, the Fair Market Value (as defined below) of the subscription right, as determined by the Calculation Agent, with the assistance of an Expert, if possible taking into account the market conditions prevailing on the Record Date; and

“Subscription Record Date” is the Dealing Day immediately preceding the first Dealing Day on which the Shares are traded on the SSE “ex”-subscription right.

(e)	In the event that prior to 3 July 2006 or any earlier date of redemption, the Company distributes to its shareholders with respect to any of its fiscal years (that is, charged or provided for in the accounts for such fiscal year) an aggregate amount of Dividends (as defined below) on its Shares which results, on a per share basis, in such aggregate of Dividends exceeding the lesser of (i) 7.5 per cent. of the Closing Price of the Shares in the SSE on the Dealing Day (the “Relevant Dealing Day”) immediately preceding the date of declaration of the Dividend giving rise to an adjustment under this paragraph (e) and (ii) €1.16 (being twice the total Dividends made by the Company for the fiscal year ended 31 December 2002) (in either such case, the resulting dividend yield (calculated based on the Closing Price of a Share on the Relevant Dealing Day and the whole of such Dividend or Dividends (with the exception of any Dividend(s) which have previously given rise to an adjustment under this paragraph (e))) shall be an “Extraordinary Dividend” or “EDY”), the Exchange Price shall, as from the Distribution Record Date (as defined below) for the Dividend giving rise to an adjustment under this paragraph (e), be multiplied by the figure calculated by applying the following formula:

1 – EDY + NDY

where:

“NDY” or “Normal Dividend Yield” is the dividend yield (in per cent. expressed as a fraction, without taking into account any corporate tax credit inherent in any Dividend and without taking into account any Dividend or Dividends (or portion thereof) that constituted Extraordinary Dividends) in the fiscal year which preceded the distribution or distributions, giving rise to the application of this Condition 6.3(e) (such dividend yield calculated on a volume weighted average basis and on the basis of the Closing Price of a Share in the SSE on each Dealing Day during such fiscal year).

“Distribution Record Date” is (i) the Dealing Day immediately preceding the first Dealing Day on which the Shares are traded on the SSE “ex” the right entitling a shareholder to receive the relevant Dividend or, if

(i) is inapplicable, (ii) the time and date for the determination of the shareholders entitled to receive such Dividend.

“Dividend” means the Fair Market Value as at the relevant Distribution Record Date of any dividend or distribution, whether of cash, assets or other property and whenever paid or made and however described (including, without limitation, any debt securities, warrants, conversion rights or other assets but excluding any Spin-off Securities (as defined below)) but without taking account of any corporate tax credit interest in any such Dividend.

In making any calculation under this paragraph (e), such adjustments (if any) shall be made as are determined by the Calculation Agent, advised as appropriate by an Expert (as defined below), to be appropriate to reflect any event of a type contemplated by this Condition 6.3, including any Sub-division, Consolidation or Re-denomination of the Shares or any issue of Shares by way of capitalisation of profits or reserves or any like or similar event.

As used herein, “Fair Market Value” means, with respect to any property on any date, the fair market value of that property, provided that (1) the fair market value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (2) where options, warrants or other rights are publicly traded in a market of adequate liquidity, as determined by the Calculation Agent with the assistance of an Expert, the fair market value of such options, warrants or other rights shall equal the arithmetic average of the daily Closing Prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded, or such shorter period as such options, warrants or other rights are publicly traded; (3) where options, warrants or other rights are not publicly traded (as aforesaid), the fair market value of such options, warrants or other rights will be on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Share, the dividend yield of a Share, the volatility of such market price, prevailing interest rates and the terms of such options, warrant or other right, including as to the expiry date and exercise price (if any) thereof; and (4) in each case converted (if necessary) into Euro at the ECB Rate prevailing on the appropriate date as determined by the Calculation Agent with the assistance of an Expert.

(f)	If the Company distributes, or causes to be distributed, to its shareholders (a “Spin-off Event”) equity securities of an issuer other than the Company (the “Spin-off Securities”), then the Issuer shall, with the assistance of an Expert, select one of the following options (and give notice thereof to Bondholders in accordance with Condition 12 and to the Luxembourg Stock Exchange):

(i)	if the Spin-off Securities are admitted to trading on a recognised exchange (as defined below), each Share to be delivered to a Bondholder in exercise of its Exchange Right shall thereafter additionally comprise the number (adjusted from time to time as contemplated in Condition 7.4(d)(iii)) of Spin-off Securities that a Bondholder would have been entitled to receive for each Share held by it had the Bondholder exercised the Exchange Right immediately prior to the Distribution Record Date of such Spin-off Event;

(ii)	the Exchange Price shall be adjusted by applying the formula:

CPo – VSoS CPo

where:

“CPo” is the Closing Price of a Share on the SSE on the Distribution Record Date (as defined above)

“VSoS” means the Fair Market Value of the Spin-off Securities received in respect of each Share on the Distribution Record Date, calculated on a per Share basis;

(iii)	within five Dealing Days after the “ex” date of such Spin-off Event, the Issuer shall, without prejudice to its other obligations under the Bonds which shall, for the avoidance of doubt, remain outstanding, deliver to each Bondholder the number of Spin-off Securities that a Bondholder would have been entitled to receive had the Bondholder exercised the Exchange Right immediately prior to the Distribution Record Date of such Spin-off Event; or

(iv)	within five Dealing Days after the “ex” date of such Spin-off Event, the Issuer shall, without prejudice to its other obligations under the Bonds which shall, for the avoidance of doubt, remain outstanding, pay to each Bondholder a cash amount calculated by multiplying (x) the number of Spin-off Securities that a Bondholder would have been entitled to receive had the Bondholder exercised the Exchange Right immediately prior to the Distribution Record Date of such Spin-off Event by (y) the Fair Market Value of the Spin-off Securities on a per-share basis, on the last Dealing Day prior to the Distribution Record Date of such Spin-off Event or on such other date as the Calculation Agent or such Expert shall determine to be appropriate.

As used above, a “recognised exchange” means an internationally recognised European Union or North American stock exchange or similar securities market.

(g)	If the Company adopts a measure not contemplated in this Condition 6.3 in relation to the capital or assets of the Company at any time prior to 3 July 2006 or any earlier date of redemption which has, in the opinion of the Calculation Agent and an Expert, a significant adverse impact on the position of the Bondholders, the Calculation Agent and the Expert shall adjust the Exchange Price in their reasonable discretion or make other adjustments in this connection with the aim to maintain the value of the Bonds, which they would have had in the absence of the event giving rise to such adjustment.

(h)	Adjustments in accordance with this Condition 6 shall be calculated by the Calculation Agent (and, where applicable, the Expert) and published in accordance with Condition 12. The adjusted Exchange Price shall be rounded to the fourth decimal place, with 0.00005 being rounded upwards. The Calculation Agent may in its reasonable discretion and after prior consultation with the Issuer, obtain, and rely on, the advice of any lawyers or Experts in making any such calculation or adjustment. The Calculation Agent and any such lawyers or Experts shall be retained as experts and not as arbitrators and neither the Calculation Agent nor any such Expert or lawyers shall be liable to any Bondholder in respect of any action taken or not taken by it in good faith in connection with any of the foregoing.

(i)	Adjustments in accordance with Conditions 6.3(b) to (f) shall become effective as of the beginning of the first Dealing Day on which the Shares are traded on the SSE “ex”-subscription rights, “ex”-dividend, “ex”-bonus shares or “ex” any other relevant right (“Record Date”). Adjustments made in accordance with Condition 6.3(c) shall become effective as of the beginning of the first Dealing Day on which prices are quoted taking account of such change of the number of Shares. Adjustments in accordance with Condition 6.3(g) shall become effective as of the beginning of the date determined as the effective date by the Calculation Agent pursuant to Condition 6.3(g).

(j)	If adjustments to the Exchange Price are required to be made under more than one of Conditions 6.3(a) to (g), and the effective date for such adjustments (Condition 6.3(i)) falls on the same date, such adjustments shall be made by applying, first, the provisions of Condition 6.3(a), second, the provisions of Condition 6.3(b), third, the provisions of Condition 6.3(c), fourth, the provisions of Condition 6.3(d), fifth, the provisions of Condition 6.3(e), sixth, the provisions of Condition 6.3(f), seventh and finally, the provisions of Condition 6.3(g).

6.4	Excluded Period

The exercise of Exchange Rights shall be excluded in the case of a Public Offer (as defined in Condition 7.3) during the period (an “Excluded Period”) between the date that falls five Madrid Business Days prior to the Acceptance Date (as defined in Condition 7.1) and, in the circumstances where the Issuer does not accept (or elects to be treated as having not accepted) the Public Offer, the date on which the Issuer is required to give a notice in accordance with Condition 7.1(a) or, in the circumstances where the Issuer does accept (or elects to be treated as having accepted) the Public Offer, the date on which the Issuer is required to give a notice in accordance with Condition 7.1(b), provided that the exercise of the Exchange Right shall not be excluded during the last nine Madrid Business Days of the Exchange Period.

6.5	Cash Payment in lieu of Delivery of Shares

Notwithstanding anything to the contrary herein, the Issuer may elect from time to time and in respect of any exercise of Exchange Rights to pay to a Bondholder in lieu of the delivery of all or some only of the number of Shares determined in accordance with Condition 6.1(b) (adjusted if relevant as a result of an adjustment of the Exchange Price) to be required to be delivered upon valid exercise of the Exchange Right, a cash amount in Euros. The cash amount in respect of each Share not so delivered shall be payable in Euros and shall be calculated on the basis of the arithmetic average of the Closing Price of the Shares in the SSE on each of the three Dealing Days commencing on the third Dealing Day following the Exchange Date. Such cash amount shall be multiplied by the number of Shares that a Bondholder is entitled to have delivered and the resulting figure shall be rounded to the second decimal place with 0.005 being rounded upwards. The Issuer shall give notice to the relevant Bondholder within two Madrid Business Days after the Exchange Date of its election to pay the Bondholder a cash amount in lieu of the delivery of Shares. In the absence of any such notice, Exchange Rights shall be satisfied by the delivery of Shares as aforesaid. Payment of such amounts shall be made as soon as practicable but in any event not later than eight Madrid Business Days after the Exchange Date to the account of the Bondholder specified in the Exchange Notice. If the payment has not been made by such day, the right of the Bondholder to receive delivery of the Shares shall continue notwithstanding this Condition 6.5.

6.6	Merger

If other than pursuant to Condition 7, the Company shall merge or split-up or enter into any other form of business combination or reorganisation, and as a result of such event the Shares are exchanged for other shares or reclassified, the shares, delivered in exchange for the Shares, or the Share, as reclassified (in each case, the “Substitute Shares”), shall replace the Shares as the security to be delivered as a result of the exercise of the Exchange Right. The Exchange Price for Substitute Shares shall be determined by multiplying the Exchange Price applicable before the effectiveness of such event by the exchange ratio of Shares for Substitute Shares (expressed as a fraction, the denominator of which is the number of Substitute Shares and the numerator of which is the number of Shares) and shall be subject to adjustment mutatis mutandis in accordance with Condition 6.3.

In such cases where Substitute Shares are to replace the Shares as the security to be delivered as a result of the exercise of the Exchange Right, the Issuer will give notice thereof to Bondholders in accordance with Condition 12 and to the Luxembourg Stock Exchange and will prepare a supplement with certain publicly available supplementary information in relation to such Substitute Shares.

7.	Public Offers

7.1	General

In the event of a Public Offer (as defined below), the Issuer shall have absolute discretion whether to accept or reject the Public Offer and whether to accept or reject any alternative consideration (provided however that no election shall be made to accept as all or part of such consideration securities that are not admitted to trading on a regulated stock exchange in the European Economic Area or North America), but only for all and not some only of the Shares. The Issuer may not accept the Public Offer with respect to any Shares that have to be delivered to Bondholders as a result of a valid exercise of the Exchange Right made prior to the last day of the period within which the Public Offer can be accepted in accordance with its terms (the “Acceptance Date”).

In the event of two or more simultaneous Public Offers, the Issuer may accept any or none of the Public Offers.

The Issuer shall, in accordance with Condition 12, notify to the Bondholders:

(a)	its decision immediately after the Acceptance Date, whether or not the Issuer has (or, in accordance with the following provisions of this Condition 7.1 elects to be treated as if it had) accepted the Public Offer and whether or not the Public Offer was successful; and

(b)	only in the event of acceptance of the Public Offer, as soon as practicable but in any event not later than five Madrid Business Days after the Public Offer Closing Date (as defined below), the amount and type of consideration per Share the Issuer has (or, in accordance with the following provisions of this Condition 7.1 elects to be treated as if it had) received or is entitled to receive in the context of the Public Offer.

In addition, the Issuer will give notice thereof to Bondholders in accordance with Condition 12 and to the Luxembourg Stock Exchange and will prepare a supplement with certain publicly available supplementary information in relation to such consideration and such Public Offer.

Notwithstanding any provision herein to the contrary, the Issuer is not required under these Conditions to own all or any part of the Shares or any other property deliverable upon exercise of Exchange Rights (“Exchange Property”) or to acquire or invest in the Exchange Property, nor will any security interest over the Exchange Property be granted in favour of the Bondholders, either to secure the payment obligations arising under the Bonds or to secure the performance of the Exchange Rights.

If and to the extent that the Issuer does not at any time own Exchange Property sufficient to satisfy the Exchange Rights in respect all outstanding Bonds, references in these Conditions to any Exchange Property shall operate as if the Issuer owned the Exchange Property and references in these Conditions to the Exchange Property and to cash or other property received or receivable by the Issuer in respect of such Exchange Property shall be construed accordingly, and, in particular for the purposes of Condition 7, the Issuer shall be entitled and required by notice to the Bondholders to elect to be treated as accepting (including as to any alternative consideration) or rejecting any Public Offer as if it owned the relevant Exchange Property the subject of such Public Offer.

7.2	Acceptance of a Public Offer

If the Issuer, the Guarantor and any of their affiliates holding Shares, as the case may be, have accepted a Public Offer in respect of all their Shares, if all the holders of Shares have accepted a Public Offer or if pursuant to a Public Offer the Shares have been compulsorily acquired or are no longer traded on the SSE, the following provisions shall apply with effect from such Public Offer Closing Date (as defined below):

(a)	In the event of an All Property Offer (as defined below), each Bondholder shall, upon exercise of the Exchange Right, receive per Bond an amount of Offered Property (as defined below), subject to further adjustment in accordance with these Conditions, calculated in accordance with the following formula:

A = E × Offered Property

where:

“A” = the amount of Offered Property deliverable to a Bondholder in respect of each Bond upon exercise of the Exchange Right following the Public Offer.

“E” = the Exchange Ratio applicable immediately prior to the Public Offer Closing Date.

(b)	In the event of an All Cash Offer (as defined below), each Bondholder shall upon exercise of the Exchange Right receive per Bond, an amount of Substitute Property (as defined below), subject to further adjustment in accordance with these Conditions, calculated in accordance with the following formula:

A = E × Substitute Property

where:

“A” = the amount of Substitute Property deliverable to Bondholder in respect of each Bond upon exercise of the Exchange Right following the Public Offer.

“E” = the Exchange Ratio immediately prior to the Public Offer Closing Date.

(c)	In the event of a Partly Cash Offer (defined below), each Bondholder shall, upon exercise of the Exchange Right, receive per Bond, subject to further adjustment in accordance with these Conditions (i) as regards the Offered Property comprised in the offer an amount of Offered Property calculated in accordance with Condition 7.2(a) and (ii) as regards the amount of Offered Cash comprised in the offer an amount of Substitute Property calculated in accordance with Condition 7.2(b).

7.3	Definitions

For the purposes hereof:

“All Cash Offer” means a Public Offer where the Issuer receives exclusively Offered Cash as consideration for the Shares.

“All Property Offer” means a Public Offer where the Issuer receives exclusively Offered Property as consideration for the Shares.

“Expert” means an independent investment bank of international repute selected by the Issuer after consultation with the Calculation Agent.

“Offered Cash” means the cash amount received by the Issuer in Euros (or, if not in Euros, as converted into Euros at the ECB Rate on the date of receipt of such cash amount, as published on Reuters page ECB37 at around 11 hours (Frankfurt time)) as consideration for one Share in the Public Offer. If the Offered Property comprises securities which are not shares, such as debt instruments not linked to the variation of a share price or debt instruments not giving rights to subscribe for shares by way of conversion, exchange or reimbursement, securities representing optional contracts or specific rights (warrants to subscribe or acquire shares or other securities) having a limited duration, each security will be deemed, for the purpose of Condition 7.2, to be Offered Cash for an amount equal to their Fair Market Value on the Acceptance Date.

“Offered Property” means any consideration received by the Issuer as consideration for one Share which is not Offered Cash.

“Partly Cash Offer” means a Public Offer where the Issuer receives Offered Cash as well as Offered Property as consideration for the Shares.

“Public Offer Closing Date” means the day on which the consideration for the Shares has been received by the Issuer.

“Public Offer” means any offer or scheme (including an offer by the Company) which is addressed to all or substantially all the holders of Shares (other than the offeror or holders connected with the offeror) to acquire or the effect of which is to acquire all or any of a holder’s Shares and, in particular a take-over bid of a kind that is subject to the Spanish Royal Decree 1197/1991, dated July 26 1991 (as amended and restated from time to time) on take-over bids, Spanish statutory rules or any other applicable regulations.

“Substitute Property” means that number of:

(a)	securities comprised in the Offered Property provided such securities are listed on a European Union or North American stock exchange; or

(b)	if (a) does not apply, equity securities issued by one or more corporations selected by the Calculation Agent together with an Expert, where such securities are traded on a European Union or North American stock exchange and are included in the same or similar sector to the Company or such other sector as the Calculation Agent together with an Expert may determine; or

(c)	if neither (a) nor (b) applies, such other securities as the Calculation Agent, together with an Expert may in their discretion determine.

The number of securities which will comprise the Substitute Property will be that number which are or could be purchased at the current market value (as determined by the Calculation Agent together with the Expert) for such securities on the Public Offer Closing Date with the Offered Cash forming all or part of the consideration for one Share under the Public Offer.

7.4	Changes to other Definitions

Following any application of:

(a)	this Condition 7, references in these Conditions to a “Share” shall be construed as meaning or, as the case may be, including:

(i)	any Offered Property received as consideration for that Share; and/or

(ii)	any Substitute Property acquired with any Offered Cash received as consideration for that Share, as the case may be; and

(iii)	any further such Offered Property or Substitute Property arising from any further application of this Condition 7 to Offered Property or Substitute Property from time to time comprising a Share;

(b)	Condition 6.3(f)(i), references in these Conditions to a Share shall be construed as meaning a Share together with that number of Spin-off Securities additionally comprised in a Share; or

(c)	Condition 6.6, references in these Conditions to a Share shall be construed as meaning that number of Substitute Shares as replace each Share, as the case may be;

(d)	Condition 6.3(f)(i), Condition 6.6 or Condition 7:

(i)	references in these Conditions to the SSE shall be construed in respect of Offered Property, Substitute Property, Spin-off Securities or Substitute Shares and for the purposes of this definition of Fair Market Value as meaning the principal stock exchange or other trading or clearing system on or through which such securities are traded and through which daily prices for such securities are quoted and Dealing Day, SSE and Closing Price shall be construed accordingly;

(ii)	references in these Conditions to the Company shall be construed as including the issuer or issuers of any Offered Property, Substitute Property, Spin-off Securities or Substitute Shares comprised in the Shares;

(iii)	the Exchange Price applicable to any class of Offered Property, Substitute Property, Spin-off Securities or Substitute Shares shall be subject to adjustment as provided in sub-paragraph (iv) below and shall initially, following the relevant Spin-off Event, Public Offer Closing Date or event of the type described in Condition 6.6, as the case may be, be calculated by dividing the principal amount of each Bond by the number of securities of such class comprising the Exchange Property attributable to such Bond, in each case as determined in accordance with Condition 6.3(f)(i), Condition 6.6 or Condition 7, as appropriate;

(iv)	the adjustment provisions in Conditions 6.3(b) to (g) shall for the avoidance of doubt apply to any relevant act by the Issuer of any Offered Property, Substitute Property, Spin-off Securities or Substitute Shares for the time being comprising all or part of a Share, and applicable to the relevant Offered Property, Substitute Property, Spin-off Securities or Substitute Shares, shall be adjusted accordingly; and

(v)	the provisions of Condition 7 shall for the avoidance of doubt apply to a Public Offer for any Offered Property, Substitute

Property, Spin-off Securities or Substitute Shares for the time being comprising all or part of a Share.

Where any Condition refers to action being taken by the Issuer in respect of Shares or to any amounts or assets (including without limitation Offered Property, Substitute Property, Spin-off Securities, Offered Cash or Substitute Shares) being received by it in respect of Shares, the Issuer shall be treated for such purposes as having taken such action as may be relevant or as having received any such amounts or assets in respect of all such Shares which at that time would be due to be delivered to Bondholders if all outstanding Exchange Rights were then exercised.

8.	Status of the Bonds; Negative Pledge

8.1	Status of the Bonds

The Bonds and Coupons constitute direct, unconditional, unsubordinated and (subject to this Condition 8) unsecured obligations of the Issuer which shall rank pari passu and without any preference among themselves and (subject to any applicable statutory exceptions) at least pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer.

8.2	Negative Pledge

So long as any Bond or Coupon remains outstanding (as defined in the Agency Agreement):

(a)	the Issuer will not create or permit to subsist any Security Interest (other than a Permitted Security Interest) upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure (i) payment of any Relevant Indebtedness or (ii) payment under any guarantee or indemnity granted by the Issuer in respect of any Relevant Indebtedness; and

(b)	the Guarantor will:

(i)	not create or permit to subsist any Security Interest (as defined below) (other than a Permitted Security Interest (as defined below)) upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure (i) payment of any Relevant Indebtedness (as defined below) or (ii) payment under any guarantee or indemnity granted by the Guarantor in respect of any Relevant Indebtedness;

(ii)	procure that no Subsidiary (as defined below) of the Guarantor will create or permit to subsist any Security Interest (other than a Permitted Security Interest) upon the whole or any part of its undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or guarantee in respect thereof;

(iii)	not give any guarantee (except a Permitted Guarantee (as defined below)) of Relevant Indebtedness of any Person (other than a Subsidiary of the Guarantor); and

(iv)	not permit any Person to give any guarantee (except a Permitted Guarantee) of Relevant Indebtedness of the Guarantor or any of its Subsidiaries,

without (in the case of paragraphs (a) and (b)(i) and (ii)) at the same time or prior thereto securing the Bonds equally and rateably therewith or providing such other security for the Bonds as may be approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Bondholders.

In this Condition 8.2:

“Banking Business” means, in relation to any company, (a) banking business as ordinarily carried on or permitted to be carried on at the relevant time by banking institutions in the country in which such company is incorporated or carries on business or (b) the seeking or obtaining from members of the public of moneys by way of deposit or (c) any other part of the business of such company which an expert (which expression shall for this purpose include any officer of the Guarantor) nominated in good faith for such purpose by the Guarantor such company shall certify to the Agent to be part of, or permitted to be part of, such company’s banking business;

“guarantee” means any obligation of any Person to pay any Relevant Indebtedness of another Person including (without limitation):

(i)	any obligation to purchase such Relevant Indebtedness;

(ii)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Relevant Indebtedness;

(iii)	any indemnity against the consequences of a default in the payment of such Relevant Indebtedness; and

(iv)	any other agreement to be responsible for such Relevant Indebtedness;

“Permitted Guarantee” means any guarantee arising by operation of law or, in the ordinary course of Banking Business;

“Permitted Security Interest” means:

(i)	a Security Interest arising by operation of law or in the ordinary course of Banking Business; or

(ii)	a Security Interest over assets purchased by the Guarantor or any of the Guarantor’s Subsidiaries after 3 July 2003 which (a) is created or arises or, in the case of real estate, exists at the time of the purchase of such assets and (b) secures solely all or part of the unpaid balance of the purchase price of such assets; or

(iii)	a Security Interest created or arising in respect of the Guarantor’s obligations to Banco de España, any other central bank of a member state of the European Union, the European Central Bank or any successor to such entities for the time being carrying on the function of a central bank in Spain or within the European Union; or

(iv)	a Security Interest created or arising in respect of any security created under the Kingdom of Spain’s mortgage market law of 25 March 1981 (Ley del Mercado Hipotecario 2/1981) in relation to cédulas hipotecarias, bonos hipotecarios, participaciones hipotecarias and certificados de participación hipotecaria issued pursuant to such law or cédulas territoriales; or

(v)	a Security Interest created on or prior to 3 July 2003;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Relevant Indebtedness” means, any obligation (whether present or future, actual or contingent) in the form of or represented by bonds, notes, debentures, loan stock or other securities which are or are capable of being quoted, listed or ordinarily dealt in on any stock exchange, over the counter market or other securities market (for which purpose any such bonds, notes, debentures, loan stock or other securities shall be deemed not to be capable of being so quoted, listed or ordinarily dealt in if the terms of the issue thereof expressly so provide);

“Security Interest” means any mortgage, charge, pledge, lien or other security interest arising after 3 July 2003; and

“Subsidiary” means at any particular time, any company more than 50 per cent. of whose issued equity share capital (or equivalent) is then beneficially owned by the Guarantor and/or one or more of the Guarantor’s subsidiaries and either:

(i)	whose net assets represent not less than 10 per cent. of the net consolidated assets of the Guarantor and its consolidated subsidiaries (the “Group”) as calculated by reference to the then latest audited accounts (or consolidated accounts as the case may be) of such company and the then latest audited consolidated accounts of the Group; or

(ii)	whose gross revenues represent not less than 10 per cent. of the gross consolidated revenues of the Group, all as calculated by reference to the then latest audited accounts (or consolidated accounts as the case may be) of such company and the then latest audited consolidated accounts of the Group.

9.	Guarantee of the Guarantor

9.1	Guarantee

The Guarantor has in the Bonds:

(a)	unconditionally and irrevocably guaranteed the due payment of principal of, and any interest on, the Bonds and all other amounts, if any, payable by the Issuer under these Conditions; and

(b)	unconditionally and irrevocably guaranteed the delivery of the Shares and any other property to be delivered under these Conditions ((a) and (b) together, the “Guarantee”).

9.2	Status of the Guarantee

The obligations of the Guarantor under the Guarantee constitute direct, unconditional, unsubordinated and (subject to Condition 8.2) unsecured obligations of the Guarantor and rank pari passu with all other present and future outstanding, unsecured and unsubordinated obligations of the Guarantor (except for any present or future obligations of the Guarantor evidenced in a Spanish Public Document which will be preferred by law and certain other exceptions provided by law).

In this Condition 9.2 “Spanish Public Document” means “escritura pública o póliza o efecto intervenido por Notario Público” (public document or deed or instrument witnessed by a Public Notary).

The Guarantor undertakes not to notarise or intervene, in accordance with Spanish law, any other obligations of the Guarantor in respect of any Affected Indebtedness (including any guarantee thereof) unless not later than one day prior thereto the obligations of the Guarantor under the Guarantee are also notarised or interevened.

As used in this Condition 9.2, “Affected Indebtedness” means any indebtedness represented by bonds, notes, debentures, loan stock or other securities (“Securities”) other than indebtedness represented by Securities where more than 50 per cent. thereof in aggregate principal amount are initially offered or sold to investors resident in the Kingdom of Spain.

Unsubordinated obligations of the Guarantor which are notarised or intervened in accordance with Spanish law would, in the event of bankruptcy of the

Guarantor, rank ahead of the unsubordinated obligations of the Guarantor under the Guarantee where the Guarantee is either not notarised or intervened or is notarised or intervened subsequently.

10.	Events of Default

10.1	Subject to Condition 10.2, each Bondholder shall be entitled to declare any or all of its Bonds due and payable and demand immediate redemption thereof at their principal amount or, if higher, at their Share Equivalent Amount (as defined below) together with accrued interest in the event that, for whatever reason:

(i)	Non-payment: the Issuer fails to pay any amount of principal or any cash sum payable in accordance with Condition 6.5 in respect of the Bonds within seven days of the due date for payment thereof or fails to pay any amount of interest in respect of the Bonds within 14 days after the due date for payment thereof; or

(ii)	Breach of other obligations: the Issuer or the Guarantor defaults in the performance or observance of any of its other obligations under or in respect of the Bonds or the Agency Agreement and such default remains unremedied for 30 days after written notice thereof, addressed to the Issuer or the Guarantor, as the case may be, by any Bondholder, has been delivered to the Issuer and the Guarantor or to the specified office of the Fiscal Agent; or

(iii)	Cross Default of Issuer, Guarantor or Subsidiary:

(a)	any Relevant Indebtedness (as defined in Condition 8.2) of the Issuer, the Guarantor or any of their respective Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(b)	any such Relevant Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of the Issuer, the Guarantor or (as the case may be) the relevant Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Relevant Indebtedness; or

(c)	the Issuer, the Guarantor or any of their respective Subsidiaries fails to pay when due any amount payable by it under any guarantee (as defined in Condition 8.2) of any Relevant Indebtedness,

provided that the amount of Relevant Indebtedness referred to in sub-paragraph (a) and/or sub-paragraph (b) above and/or the amount payable under any guarantee referred to in sub-paragraph (c) above individually or in the aggregate exceeds U.S.$10,000,000 (or its equivalent in any other currency or currencies); or

(iv)	Unsatisfied judgment: one or more judgment(s) or order(s) for the payment of any amount is rendered against the Issuer, the Guarantor or any of their respective Subsidiaries (if any) and continue(s) unsatisfied or unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; or

(v)	Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Issuer, the Guarantor or any of their respective Subsidiaries (if any); or

(vi)	Insolvency etc.:

(a)	the Issuer, the Guarantor or any of their respective Subsidiaries (if any) becomes insolvent, is adjudicated bankrupt (or applies for an order of bankruptcy) or is unable to pay its debt as they fall due;

(b)	an administrator or liquidator of the Issuer, the Guarantor or any of their respective Subsidiaries (if any) or of the whole or any part of the undertaking, assets and revenues of the Issuer, the Guarantor or any of their respective Subsidiaries (if any) is appointed (or application for any such appointment is made);

(c)	the Issuer, the Guarantor or any of their respective Subsidiaries (if any) takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Relevant Indebtedness or any guarantee (as defined in Condition 8.2) given by it; or

(d)	the Issuer or the Guarantor or any of their respective Subsidiaries (if any) ceases or threatens to cease to carry on all or any substantial part of its business (otherwise than, in the case of a Subsidiary of the Issuer (if any) or a Subsidiary of the Guarantor, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(vii)	Winding up: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer, the Guarantor or any of their respective Subsidiaries (if any) (otherwise than, in the case of a Subsidiary of the Issuer (if any) or a Subsidiary or the Guarantor, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(viii)	Analogous event: any event occurs which under the laws of The Netherlands or the Kingdom of Spain has an analogous effect to any of the events referred to in paragraphs (iv) to (vii) above, including, but not limited to, surséance van betaling and suspensíòn de pagos or quiebra respectively; or

(ix)	Failure to take action etc.: any action, condition or thing at any time required to be taken, fulfilled or done in order (a) to enable the Issuer or the Guarantor lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under and in respect of the Bonds and the Guarantee, (b) to ensure that those obligations are legal, valid, binding and enforceable and (c) to make the Bonds, the Coupons and the Guarantee admissible in evidence in the courts of The Netherlands and the Kingdom of Spain is not taken, fulfilled or done; or

(x)	Unlawfulness: it is or will be unlawful for the Issuer or the Guarantor to perform or comply with any of its obligations under or in respect of the Bonds or the Guarantee; or

(xi)	Nationalisation: any step is taken by any person with a view to seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer, the Guarantor or any of their respective Subsidiaries; or

(xii)	Disposal of business: any of the Issuer or the Guarantor shall (other than in the ordinary course of its Banking Business (as defined in Condition 8.2)) sell or dispose of a major part of its business or assets, whether as a single transaction, or a number of transactions, related or not, other than to any Subsidiary of the Issuer or, as the case may be, the Guarantor; or

(xiii)	Controlling shareholder: the Issuer ceases to be wholly owned and controlled by the Guarantor.

10.2	If any Event of Default shall occur in relation to the Bonds, any Bondholder may, by written notice to the Issuer or the Guarantor, at the specified office of the Fiscal Agent, declare that such Bond and all interest then accrued on such Bond shall be forthwith due and payable, whereupon the same shall become immediately due and payable at its principal amount or, if higher, the Share Equivalent Amount (as defined below), together with all interest (if any) accrued thereon without presentment, demand, protest or other notice of any kind, all of which the Issuer and Guarantor expressly waive, anything contained in such Bonds to the contrary notwithstanding, unless, prior thereto, all Events of Default in respect of the Bonds shall have been cured.

10.3

As used herein, “Share Equivalent Amount” means in respect of each Bond declared due and payable, an amount calculated on the basis of the arithmetic average of the Closing Price of a Share in the SSE on each of the 10 Dealing Days ending on the Dealing Day immediately preceding the date on which a notice declaring Bonds due is received by or on behalf of the Issuer, multiplied by the Exchange Ratio then prevailing.

11.	Substitution of the Issuer

11.1	Substitution

The Guarantor shall at any time be entitled, without the further consent of the Bondholders, to substitute the Issuer either by itself or by another wholly-owned subsidiary in which the Guarantor holds all of the voting rights as principal debtor in respect of all obligations arising under or in connection with the Bonds (the “Substitute Issuer”), provided that:

(a)	the Substitute Issuer has received all authorisations and approvals and is in a position to fulfil all obligations arising under or in connection with the Bonds without being obliged to make any deduction or withholding with respect to any taxes or other duties of whatever nature to be withheld at source, and to transfer all amounts which are required therefor to the Paying Agents (Condition 14) without any restrictions;

(b)	the Substitute Issuer assumes all obligations of the Issuer arising under or in connection with the Bonds;

(c)	if the Substitute Issuer is not the Guarantor, the provisions of the Guarantee shall remain in full force and effect; and

(d)	the Substitute Issuer undertakes to reimburse any Bondholder for such taxes, fees or duties which may be imposed upon it as a consequence of the assumption of the obligations of the Issuer by the Substitute Issuer.

11.2	Notice

Any such substitution shall be notified to the Bondholders in accordance with Condition 12.

In addition, the Issuer will give notice thereof to the Luxembourg Stock Exchange and will prepare a supplement with certain publicly available supplementary information in relation to such Substitute Issuer.

11.3	References

In the event of such substitution, any reference in these Conditions to the Issuer shall from then on be deemed to be references to the Substitute Issuer and Condition 9 of these Conditions shall apply mutatis mutandis to the Guarantor and its obligations under the Guarantee.

12.	Notices

Notices to the Bondholders most be published in a leading daily newspaper having general circulation in London (which is expected to be the Financial Times) or if any such publication is not practicable, notice will be validly given if published in another leading English newspaper of general circulation in Europe. So long as the Bonds are listed on the Luxembourg Stock Exchange, notices shall also be published in a leading daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any such notice shall be deemed to have been given on the date of such publication or, it published more than once or on different dates, on the date of the first publication as provided above.

Until such time as any definitive Bonds are issued, there may, so long as any Global Bond is held in its entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication as aforesaid the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the Bondholders and so long as the Bonds are listed on the Luxembourg Stock Exchange, publication in a newspaper of general circulation in Luxembourg which is expected to be the Luxemburger Wort. Any such notice shall be deemed to have been given to the Bondholders on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg, as appropriate.

13.	Issue of Additional Bonds

The issuer shall be entitled, from time to time without the consent of the Bondholders, to issue additional bonds with identical terms (except for any interest due prior to such issue of additional bonds), so that the same shall be consolidated with, form a single issue with, and increase the aggregate principal amount of, the Bonds. The terms of the Bonds shall, in the event of such increase, also comprise such additional bonds.

14.	Agents

14.1	Fiscal Agent, Paying Agents, Exchange Agents and Calculation Agent

Citibank, N.A. shall be the initial Fiscal Agent and the initial principal exchange agent (the “Principal Exchange Agent”), and DEXIA Banque Internationale à Luxembourg, Société Anonyme shall be the Paying Agent in Luxembourg and the Exchange Agent in Luxembourg. Citibank, N.A. shall also be the Calculation Agent for the purpose of calculating the number of Shares, cash and/or other property to be delivered upon the exercise of the Exchange Rights and of making the adjustments and determinations referred to in Conditions 6 and 7. The Calculation Agent shall be the sole Agent responsible for determining the adjustments referred to in Conditions 6 and 7 and making the other determinations referred to in these Conditions. The other Agents shall have no obligation to make any such determinations.

14.2	No Relationship of Agency

The Agents in such capacities are acting exclusively as agent of the Issuer and Guarantor and in such capacities do not have any relationship of agency or trust with the Bondholders.

14.3	Calculations

Any determinations and calculations made by any Agent in accordance with these Conditions shall be conclusive and binding on all parties concerned (including, but not limited to, the Bondholders), save for manifest error.

15.	Miscellaneous

15.1	Applicable Law

The Bonds shall be governed by and construed in accordance with English law.

15.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Bonds, the Coupons or the Guarantee and accordingly any legal action or proceedings arising out of or in connection with the Bonds, the Coupons or the Guarantees (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the Bondholders and Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

15.3	Agent for Service of Process

Each of the Issuer and the Guarantor irrevocably appoints PricewaterhouseCoopers LLP, Company Secretarial Department (Ref JWG/ EP7052B/x38791) of 12 Plumtree Court, London EC4A 4HT as its agent in England to receive service of process in any Proceedings in England based on any of the Bonds or the Coupons or the Guarantee. If for any reason the Issuer or the Guarantor as the case may be does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Bondholders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.

15.4	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy that exists or is available apart from that Act.

15.5	Prescription

Claims for principal, premium and interest on redemption shall become void unless made, in the case of principal and premium, within 10 years and, in the case of interest, within five years of the appropriate Relevant Date. In these Conditions, “Relevant Date” means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Bondholders.

16.	Meeting of Bondholders and Motions

(a)	Meetings of Bondholders

The Agency Agreement contains provisions for convening meetings of Bondholders to consider any matter affecting their interest, including modification by Extraordinary Resolution of the Bonds (including these Conditions insofar as the same may apply to such Bonds). An Extraordinary Resolution duly passed at any such meeting shall be binding on all the Bondholders, whether present or not except that any Extraordinary Resolution proposed, inter alia, (i) to amend the dates of maturity or redemption of the Bonds or any date for payment of principal, interest or otherwise, (ii) to reduce or cancel the principal amount of, or interest on, any payments of, or any premium payable on redemption of, the Bonds, or to change or modify the property comprising the Shares, the Exchange Rights, the Exchange Price or the Exchange Ratio (other than in accordance with Condition 6 or Condition 7), (iii) to change any method of calculating the redemption amount, (iv) to change the currency or currencies or payment or denomination of the Bonds, (v) to take any steps which as specified hereon may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply or (vi) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass the Extraordinary Resolution, will only be binding if passed at a meeting of the Bondholders (or at any adjournment thereof) at which a special quorum (provided for in the Agency Agreement) is present.

(b)	Modification of Agency Agreement

The Issuer and the Guarantor shall only permit any modification of, or any waiver or authorisation of any breach or proposed breach of or any failure to comply with, the Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Bondholders.

SCHEDULE 4

Provisions for Meetings of Bondholders

Interpretation

1.	In this Agreement and the Conditions, the following expressions have the following meanings:

1.1	references to a meeting are to a meeting of Bondholders and include, unless the context otherwise requires, any adjournment

1.2	“agent” means a holder of a voting certificate or a proxy for a Bondholder

1.3	“block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14

1.4	“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Agreement by a majority of at least 75 per cent. of the votes cast

1.5	“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and

1.6	references to persons representing a proportion of the Bonds are to Bondholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Bonds for the time being outstanding.

Powers of meetings

2.	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Agreement, have power by Extraordinary Resolution:

2.1	to sanction any proposal by the Issuer or the Guarantor for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders and/or the Couponholders against the Issuer or the Guarantor;

2.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds or other obligations or securities of the Issuer, the Guarantor or any other entity;

2.3	to assent to any modification of this Agreement, the Bonds or the Coupons proposed by the Issuer, the Guarantor or the Fiscal and Principal Exchange Agent;

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

2.6	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

2.7	to approve the substitution (or any previous substitute) of any entity for the Issuer or the Guarantor as principal obligor or guarantor under the Bonds;

2.8	to approve any proposal by the Guarantor for any modification of any provision of the Guarantee of the Bonds or any arrangement in respect of the obligations of the Guarantor thereunder; and

2.9	to waive any breach or authorise any proposed breach by the Issuer of its obligations under the or in respect of the Bonds and any proposed breach by the Guarantor of its obligations under the Guarantee of the Bonds or any act or omission which might otherwise constitute an Event of Default under the Bonds, provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.7 or for the purpose of making a modification to this Agreement, the Bonds or the Coupons which would have the effect of:

2.9.1	modifying the maturity of the Bonds or the dates on which interest is payable on them; or

2.9.2	reducing or cancelling the principal amount of, or interest on, the Bonds; or

2.9.3	changing the currency of payment of the Bonds; or

2.9.4	modifying or varying of the Exchange Rights, or varying the method of calculating the Cash Value, in respect of the Bonds; or

2.9.5	modifying the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution; or

2.9.6	modifying or cancelling the Guarantee; or

2.9.7	amending this proviso.

Convening a meeting

3.	The Issuer or the Guarantor may at any time convene a meeting. If it receives a written request by Bondholders holding not less than 25 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Issuer shall convene a meeting. Every meeting shall be held at a time and place approved by the Fiscal and Principal Exchange Agent.

4.	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and the nature of the resolutions to be proposed and shall explain how Bondholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5.	If a holder of a Bond wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying and Exchange Agent or to the order of a Paying and Exchange Agent with a bank or other depositary nominated by the Paying and Exchange Agent for the purpose. The Paying and Exchange Agent shall then issue a voting certificate in respect of it.

6.	A voting certificate shall:

6.1	be a document in the English language;

6.2	be dated;

6.3	specify the meeting concerned and the serial numbers of the Bonds deposited; and

6.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Bonds.

7.	Once a Paying and Exchange Agent has issued a voting certificate for a meeting in respect of a Bond, it shall not release the Bond until either:

7.1	the meeting has been concluded; or

7.2	the voting certificate has been surrendered to the Paying and Exchange Agent.

8.	If a holder of a Bond wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Bond for that purpose with a Paying and Exchange Agent or to the order of a Paying and Exchange Agent with a bank or other depositary nominated by the Paying and Exchange Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying and Exchange Agent shall issue a block voting instruction in respect of the votes attributable to all Bonds so deposited.

9.	A block voting instruction shall:

9.1	be a document in the English language;

9.2	be dated;

9.3	specify the meeting concerned;

9.4	list the total number and serial numbers of the Bonds deposited, distinguishing with regard to each resolution between those voting for and those voting against it;

9.5	certify that such list is in accordance with Bonds deposited and directions received as provided in paragraphs 8, 11 and 14; and

9.6	appoint a named person (a “proxy”) to vote at that meeting in respect of those Bonds and in accordance with that list.

A proxy need not be a Bondholder.

10.	Once a Paying and Exchange Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Bonds:

10.1	it shall not release the Bonds, except as provided in paragraph 11, until the meeting has been concluded; and

10.2	the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11.	If the receipt for a Bond deposited with a Paying and Exchange Agent in accordance with paragraph 8 is surrendered to the Paying and Exchange Agent at least 48 hours before the time fixed for the meeting, the Paying and Exchange Agent shall notify the Issuer and the Guarantor thereof, release the Bond and exclude the votes attributable to it from the block voting instruction.

12.	Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at the specified office of the Fiscal and Principal Exchange Agent or such other place as the Issuer shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Issuer requires, a copy, certified by notary public or civil law notary, of each block voting instruction shall be produced by the proxy at the meeting but the Issuer need not investigate or be concerned with the validity of the proxy’s appointment.

13.	A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Bondholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying and Exchange Agent by the Fiscal and Principal Exchange Agent at its specified office (or such other place as may have been specified by the Issuer for the purpose) or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14.	No Bond may be deposited with or to the order of a Paying and Exchange Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

Chairman

15.	The chairman of a meeting shall be such person as the Issuer may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

16.	The chairman may, but need not, be a Bondholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

17.	The following may attend and speak at a meeting:

17.1	Bondholders and agents;

17.2	the chairman; and

17.3	the Issuer, the Guarantor and the Fiscal and Principal Exchange Agent (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak.

Quorum and Adjournment

18.	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

19.	Two or more Bondholders or agents present in person shall be a quorum:

19.1  in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Bonds which they represent;

19.2	in any other case, only if they represent the proportion of the Bonds shown by the table below.

Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum
	Required proportion	Required proportion

To pass a special quorum resolution	75 per cent.	25 per cent.

To pass any other Extraordinary Resolution	A clear majority	No minimum proportion

Any other purpose	10 per cent.	No minimum proportion

20.	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

21.	At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

22.	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer or one or more persons representing 2 per cent. of the Bonds.

23.	Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

24.	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

25.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

26.	On a show of hands every person who is present in person and who produces a Bond or a voting certificate or is a proxy has one vote. On a poll every such person has one vote for each Bond so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

27.	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

28.	An Extraordinary Resolution shall be binding on all the Bondholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Bondholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

29.	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

SCHEDULE 5

Form of Exchange Notice

Exchange Notice identification Number:

CAIXA FINANCE B.V.

0.25 PER CENT. GUARANTEED EXCHANGEABLE BONDS DUE 2006 IN AN AGGREGATE

PRINCIPAL AMOUNT OF €847,600,000

EXCHANGEABLE FOR ORDINARY SHARES OF

ENDESA, S.A.

GUARANTEED BY CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

When completed, this Notice should be delivered in writing, or by tested telex confirmed in writing to any Paying and Exchange Agent at its office specified below together with the relevant Bond.

To:	Citibank, N.A.
5 Carmelite Street
London EC4Y 0PA
United Kingdom

Attention: Agency & Trust

Fax No: +44 20 7508 3871

To:	[Agent]

Failure properly and completely to deliver this Notice (in the determination of the Fiscal and Principal Exchange Agent) may result in this Notice being treated as null and void.

Expressions defined in the terms and conditions of the Bonds (the “Conditions”) shall bear the same meaning herein.

I/We, by or on behalf of the Holder or the beneficial owner of the Holder of the Bonds specified in paragraph 1 below, being the Holder of the principal amount of the Bond(s) referred to below, hereby irrevocably elect to exchange such Bonds into Ordinary Shares and/or Substitute Shares and/or the cash payment in lieu of Ordinary Shares as set out in Condition 6.5 (“Cash Value”) of my/our pro rata share of the Exchange Property in accordance with Condition 6 of the terms and conditions of the Bonds and apply for such Exchange Property to be delivered or exchanged and that I/we be registered as a shareholder of the issuer of the Substitute Shares and/or that the Cash Value be delivered to the account specified in this Exchange Notice as the case may be.

I/We hereby acknowledge the option of the Issuer to deliver cash in lieu of all or part of the Ordinary Shares/Substitute Shares in accordance with Condition 6.5.

1.	Name(s), Address(s), contact person(s) and telephone number(s) of Bondholder(s):

__________________________________________

__________________________________________

2.	Aggregate principal amount of Bonds to exchanged

Aggregate principal amount: €

Serial numbers of Bonds (if relevant)1

Euroclear or Clearstream Account No (if relevant):

3.	Exchange Expenses

I/We hereby confirm my/our liability to Exchange Expenses in accordance with Condition 6.1(d) and herewith tender the full amount of the Exchange Expenses payable by me/us.

Amount of Exchange Expenses Tendered with Exchange Notice:

4.	Details of Cash Account

Details of my bank account to which any cash payments due under Condition 6 should be paid are as follows:

Receiving Bank:

Account Number:

Name of Account:

5.	Representations

I/We understand that if I/we make the certification set out in paragraph 4 of this Exchange Notice, I/we shall be entitled to delivery of the Exchange Property itself subject to the right of the Issuer to elect to deliver the Cash Value of my/our pro rata share of the Exchange Property in lieu of delivery of the Exchange Property as set out in Condition 6.5.

I/We hereby represent and warrant that:

(a)	the Bonds referred to above are free from all liens, charges, encumbrances and other third party rights; and

[1]	Not required for Bonds represented by the Global Bond

(b)	I/we represent and agree that I/we, or each beneficial owner of the Bonds to be exchanged:

(A)	acknowledge that I/we are not within the United States at the time we have executed this Exchange Notice and further acknowledge that the Ordinary Shares to be delivered upon exchange of such Bonds may not be delivered within the United States upon such exercise, other than in offerings deemed to meet the definition of “offshore transaction” pursuant to Rule 902(h), unless registered under the Securities Act or an exemption from such registration is available,

(B)	is not a US Person within the meaning of Regulation S under the Securities Act and is not exercising exchange rights on behalf of a US Person,

(C)	understands that the Ordinary Shares to be delivered upon exchange of such Bonds have not been and will not be registered under the Securities Act and

(D)	will be the beneficial owner of the Ordinary Shares upon exchange of such Bonds. I/We and each beneficial owner of the Bonds further acknowledge that the Issuer, the Guarantor, and the Paying and Exchange Agents and their respective affiliates and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.

I/We hereby irrevocably instruct the Issuer to2:

(i)	send (or instruct its sponsor to send) an electronic instruction to the intermediaries adhering to the system run by Euroclear instructing it to credit the account at the relevant intermediary adhering to the system run by Euroclear referred to below with the Ordinary Shares and/or other Substitute Shares resulting from the exchange of the Bonds referred to above.

No:

Name:

I/We agree to send (or instruct my/our sponsor to send) an electronic instruction to the relevant intermediary adhering to the system run by Euroclear instructing it to accept the Ordinary Shares and/or other Substitute Shares into the account at the relevant intermediary adhering to the system run by Euroclear referred to above.

(ii)	deliver or transfer all forms of transfer and share certificates (if the Ordinary Shares and/or Substitute Shares are in certificated form) together with all other documents necessary to transfer the Ordinary Shares and/or other Substitute Shares to be delivered or

[2]	Delete as appropriate

transferred on exchange into the following name and despatched by mail, free of charge (but uninsured and at my/our risk) to the following address outside the United States:

Name:

Address:

6.	Authorisation of production in proceedings

I/We hereby authorise the production of this Notice in any administrative or legal proceedings instituted in connection with which this Notice may be relevant.

Signed:	Date:

Copies:	1 to be retained by Accountholder

1 to be sent to the Fiscal and Principal Exchange Agent/Clearstream, Luxembourg or Euroclear.

SCHEDULE 6

Form of Notice of Receipt of Exchange Notice

Form of notification to be sent by authenticated swift or facsimile by a Paying and Exchange Agent to the Issuer, the Guarantor, and the Fiscal and Principal Exchange Agent.

Exchange Notice Identification Number: [•]

CAIXA FINANCE B.V.

0.25 PER CENT. GUARANTEED EXCHANGEABLE BONDS DUE 2006

IN AN AGGREGATE PRINCIPAL AMOUNT OF €847,600,000

EXCHANGEABLE FOR ORDINARY SHARES OF ENDESA, S.A.

GUARANTEED BY CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA

CAIXA”

To:	CAIXA FINANCE B.V.

	Address:	Koningslaan 34, 1075 AD Amsterdam, The Netherlands

	Fax No:	+31 20 664 7747

	Attention:	Mr. Robbert Elshout

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

Address:	Avenida Diagonal 621-629, 08028 Barcelona, Spain

Fax No:	+34 93 404 70 87

Attention:	Mr. José Colmenero Gómez/Mr. Josep Manuel Ferrer Sala

CLEARSTREAM BANKING, SOCIETE ANONYME

(Attention: OCE Department)3

EUROCLEAR BANK S.A./N.V. (AS OPERATOR OF THE EUROCLEAR SYSTEM)

(Attention: Custody Processing Department)

Copy:   Citibank, N.A. (Attention: Agency & Trust)

[3]	To be delivered to the Clearing Systems whilst Bonds are represented by a Global Bond.

(A)	Notification Date ___________

(B)	Exchange Date ____________

(C)	Aggregate principal amount of Bonds deposited for Exchange: €[•]

(D)	Identifying Numbers of Bond(s):

(E)	Details of any missing unmatured Coupons[4]

MISSING UNMATURED COUPONS

Serial No.	Payment Date enfaced	Face Value in Euro

(F)	Taxes and duties paid by the Bondholder:

(G)	Details of Ordinary Shares and/or Substitute Shares to which Bondholder is entitled

Regards

[Paying and Exchange Agent]

[4]	Not required for Bonds represented by the Global Bond

This Agreement has been entered into on the date stated at the beginning.

CAIXA FINANCE B.V.

By:	J.J. VAN GINKEL	J.P. GERRITS
	MEESPIERSON INTERTRUST (AMSTERDAM)	MEESPIERSON INTERTRUST (AMSTERDAM)

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA “LA CAIXA”

By:	FERNANDO CÁNOVAS ATIENZA

CITIBANK, N.A.

By:	DAVID MARES
VICE-PRESIDENT

DEXIA BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME

By:	PIERRE-FRANÇOIS HENRION	JEAN-JACQUES KINNEN